                                                                     EXHIBIT 7.1





                               SIPEX CORPORATION

                         CAT ACQUISITION CORPORATION I

                                    CALOGIC


                     AGREEMENT AND PLAN OF REORGANIZATION


                         Dated as of October 21, 1999

                               TABLE OF CONTENTS

ARTICLE I.   THE MERGER..........................................       1

1.1    The Merger................................................       1
1.2    Effects of the Merger.....................................       1
1.3    Closing...................................................       2
1.4    Approval by the Stockholders of Calogic...................       2
1.5    Approval by Merger Sub and Parent.........................       2

ARTICLE II.  CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES       2

2.1    Conversion of Shares of Calogic Common Stock..............       2
2.2    Escrow Shares.............................................       3
2.3    Dissenting Shares.........................................       4
2.4    Delivery of Evidence of Ownership.........................       4
2.5    No Further Ownership Rights in Calogic Common Stock.......       4
2.6    No Fractional Shares......................................       4
2.7    Assumption of Stock Options...............................       5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF CALOGIC AND THE
             STOCKHOLDERS........................................       5

3.1    Organization, Standing and Power; Subsidiaries............       5
3.2    Capital Structure.........................................       6
3.3    Authority.................................................       7
3.4    Compliance with Laws and Other Instruments;
       Non-Contravention.........................................       7
3.5    Technology and Intellectual Property Rights...............       8
3.6    Financial Statements; Business Information................      10
3.7    Taxes.....................................................      11
3.8    Absence of Certain Changes and Events.....................      13
3.9    Leases in Effect..........................................      14
3.10   Personal Property; Real Estate............................      15
3.11   Certain Transactions......................................      15
3.12   Litigation and Other Proceedings..........................      15
3.13   No Defaults...............................................      16
3.14   Major Contracts...........................................      16
3.15   Material Reductions.......................................      17
3.16   Insurance and Banking Facilities..........................      17
3.17   Employees.................................................      17
3.18   Employee Benefit Plans....................................      18
3.19   Certain Agreements........................................      19
3.20   Power of Attorney.........................................      19
3.21   Brokers and Finders.......................................      19
3.22   Certain Payments..........................................      19
3.23   Environmental Matters.....................................      19
3.24   Enforceability of Contracts, etc..........................      20
3.25   Accounting Matters........................................      20
3.26   Year 2000.................................................      20
3.27   Disclosure................................................      21
3.29   Reliance..................................................      21

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..      21

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
             SUB.................................................      22

5.1    Organization and Qualification............................      22
5.2    Capitalization............................................      22
5.3    Authority Relative to this Agreement......................      22
5.4    Non-Contravention.........................................      23
5.5    Reports and Financial Statements..........................      23
5.6    Validity of Parent Merger Shares..........................      24
5.7    Consents and Approvals of Governmental Authorities........      24
5.8    Absence of Certain Changes or Events......................      24
5.9    Investment Matters........................................      24
5.10   Disclosure................................................      24
5.11   Reliance..................................................      24
5.12   Accounting Matters........................................      25
5.13   WARN Act..................................................      25
5.14   Certain Tax Matters.......................................      25
-------------------------

ARTICLE VI.  COVENANTS OF CALOGIC................................      25

6.1    Conduct of Business in Ordinary Course....................      25
6.2    Dividends, Issuance of, or Changes in Securities..........      26
6.3    Governing Documents.......................................      26
6.4    No Acquisitions...........................................      27
6.5    No Dispositions...........................................      27
6.6    Indebtedness..............................................      27
6.7    Compensation..............................................      27
6.8    Claims....................................................      27
6.9    Access to Properties and Records..........................      27
6.10   Breach of Representations and Warranties..................      27
6.11   Consents..................................................      28
6.12   Tax Returns...............................................      28
6.13   Stockholder Approval......................................      28
6.14   Preparation of Disclosure and Solicitation Materials......      28
6.15   Exclusivity; Acquisition Proposals........................      28
6.16   Notice of Events..........................................      29
6.17   Reasonable Best Efforts...................................      29
6.18   Insurance.................................................      29

ARTICLE VII.  COVENANTS OF PARENT................................      29

7.1    Breach of Representations and Warranties..................      29
7.2    Additional Information; Access............................      29
7.3    Consents..................................................      30
7.4    Reasonable Best Efforts...................................      30
7.5    Officers and Directors....................................      30
7.6    Nasdaq National Market Listing............................      30
7.7    Notice of Events..........................................      30
7.8    Third Party Beneficiaries.................................      30
7.9    Exclusivity; Acquisition Proposals........................      30
       ----------------------------------

ARTICLE VIII.  ADDITIONAL AGREEMENTS.............................      31

8.1    Investment Agreements.....................................      31
8.2    Legal Conditions to the Merger............................      31
8.3    Employee Benefits.........................................      31
8.4    Expenses..................................................      32
8.5    Additional Agreements.....................................      32
8.6    Public Announcements......................................      32
8.7    Confidentiality...........................................      32

8.8    Pooling.......................................................   32
8.9    Hart-Scott-Rodino Filing......................................   33
8.10   Environmental Matters.........................................   33
----   ---------------------

ARTICLE IX.  CONDITIONS PRECEDENT....................................   34

9.1    Conditions to Each Party's Obligation to Effect the Merger....   34
9.2    Conditions of Obligations of Parent and Merger Sub............   34
9.3    Conditions of Obligation of Calogic and Stockholders..........   36

ARTICLE X.  INDEMNIFICATION..........................................   37

10.1   Indemnification Relating to Agreement.........................   37
10.2   Third Party Claims............................................   38
10.3   Tax Contests..................................................   38
10.4   Limitations...................................................   38
10.5   Binding Effect................................................   39
10.6   Time Limit....................................................   39
10.7   Sole Remedy...................................................   39

ARTICLE XA.  INDEMNIFICATION BY PARENT...............................   40

10.1A  Indemnification Relating to Agreement.........................   40
10.2A  Limitations...................................................   40
10.3A  Time Limit....................................................   40
10.4A  Sole Remedy...................................................   41

ARTICLE XI.  TERMINATION.............................................   41

11.1   Mutual Agreement..............................................   41
11.2   Termination by Parent.........................................   41
11.3   Termination by Calogic........................................   41
11.4   Outside Date..................................................   41
11.5   Effect of Termination.........................................   41

ARTICLE XII.  MISCELLANEOUS..........................................   42

12.1   Entire Agreement..............................................   42
12.2   Governing Law; Consent to Jurisdiction........................   42
12.3   Notices.......................................................   42
12.4   Severability..................................................   43
12.5   Survival of Representations and Warranties....................   43
12.6   Assignment....................................................   44
12.7   Counterparts..................................................   44
12.8   Amendment.....................................................   44
12.9   Extension, Waiver.............................................   44
12.10  Interpretation................................................   44
12.11  Knowledge.....................................................   44
12.12  Transfer, Sales, Documentary, Stamp and Other Similar
       Taxes.........................................................   44
12.13  Remedies Not Exclusive........................................   45
       ----------------------
12.14  Limitation on Recovery........................................   45
       ----------------------

EXHIBITS

Exhibit 1.1 -- Merger Documents
Exhibit 2.2 -- Escrow Agreement
Exhibit 8.1 -- Investment Agreement
Exhibit 8.2 -- Registration Rights Agreement

Exhibit 8.8 -- Calogic Affiliate Agreement
Exhibit 9.2 -- Opinion of Cooley Godward, LLP
Exhibit 9.3 -- Opinion of Testa, Hurwitz & Thibeault, LLP

                     INDEX OF DEFINED TERMS [to be updated]

A

Acquisition Transaction.............................................      28
Affiliate Agreement.................................................      32
Agreement...........................................................       1
Audited Balance Sheet Date..........................................      10
Audited Balance Sheets..............................................      10

B

Business Condition..................................................       5

C

Calogic.............................................................   1, 40
Calogic Affiliate...................................................      32
Calogic Common Stock................................................       2
Calogic Disclosure Schedule.........................................       5
Calogic Intellectual Property.......................................       8
Calogic Option......................................................       6
Calogic Voting Debt.................................................       6
Charter Documents...................................................       6
Closing.............................................................       2
Closing Date........................................................       2
Code................................................................       1
Commission..........................................................      23
Consent.............................................................       8
Conversion Ratio....................................................       3

D

Dissenting Shares...................................................       4

E

Effective Time......................................................       1
Environmental Assessment Report.....................................
Environmental Consultant............................................
Environmental Laws..................................................      19
Environmental Liabilities...........................................      20
ERISA...............................................................      18
Escrow Agreement....................................................       3
Escrow Shares.......................................................       3
Excluded Shares.....................................................       2

F

Financial Statements................................................      10

G

Governmental Entity.................................................       8

H

Hazardous Materials.................................................      19
Holder Agreement....................................................      38
H-S-R Act...........................................................      32

I

Indemnifiable Amounts...............................................  37, 40
Indemnified Stockholders............................................      40
Investment Agreements...............................................      30

K

Knowledge...........................................................      44

L

Lease...............................................................      14
Leases..............................................................      14
Liens...............................................................       6

M

Merger..............................................................       1
Merger Documents....................................................       1
Merger Sub..........................................................       1

N

New Parent Stockholders.............................................      30

O

Option Holder.......................................................       5
Outstanding Calogic Options.........................................       3
Outstanding Calogic Shares..........................................       3

P

Parent..............................................................       1
Parent Average Closing Price........................................       4
Parent Common Stock.................................................       2
Parent Disclosure Schedule..........................................      22
Parent Merger Shares................................................       3
Person..............................................................       6
Plan................................................................      18

R

Recent 10-Q.........................................................      23
Registration Rights Agreement.......................................      30
Reports.............................................................      23

S

Securities Act......................................................      14
Stockholder Indemnifiable Amounts...................................      40
Stockholder Threshold Amount........................................      40
Stockholders........................................................       1
Subsidiary..........................................................       5
Surviving Corporation...............................................       1

T

Tax.................................................................      11
Tax Return..........................................................      11

Tax Returns.........................................................      11
Taxes...............................................................      11
Threshold Amount....................................................      39
Trading Day.........................................................       4

U

Unaudited Balance Sheet.............................................      10
Unaudited Balance Sheet Date........................................      10

                     AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of October 21, 1999 (this "Agreement"), by and among SIPEX Corporation, a Massachusetts corporation
 ---------
("Parent"); CAT Acquisition Corporation I, a Delaware corporation and a wholly-
 -------
owned subsidiary of Parent ("Merger Sub"); Calogic, a California corporation
                             ----------
("Calogic"); and the undersigned stockholders of Calogic (the "Stockholders")
 --------                                                      ------------

     Intending to be legally bound, and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Parent, Merger Sub, Calogic and the Stockholders agree as follows:


                                   ARTICLE I

                                  THE MERGER


     1.1  The Merger.  Subject to the terms and conditions hereof, and in
          ----------
accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law ("DGCL"), Merger Sub will be merged with and into Calogic (the "Merger"). A Certificate of Merger and any other required
                   ------
documents (collectively, the "Merger Documents"), substantially in the form
                              ----------------
attached as Exhibit 1.1, will be duly prepared, executed and acknowledged by
            -----------
Calogic and Merger Sub and thereafter delivered to the Secretary of State of California for filing in accordance with the CGCL and to the Secretary of State of Delaware for filing in accordance with the DGCL for filing in accordance with the DGCL contemporaneously with the Closing (as defined in Section 1.3). The Merger will become effective at such time as the Merger Documents have been filed with the Secretary of State of California and Delaware (whichever is later) (the "Effective Time"). Following the Merger, Calogic will continue as
             --------------
the surviving corporation of the Merger (the "Surviving Corporation") under the
                                              ---------------------
laws of the State of California, and the separate corporate existence of Merger Sub will cease.

     1.2  Effects of the Merger.  At and after the Effective Time, (i) the
          ---------------------
Merger will have all of the effects provided by the Articles of Merger and applicable law, (ii) the Certificate of Incorporation of Calogic will be amended in the form attached as Appendix A to Exhibit 1.1 until duly further amended,
                        ----------    -----------
(iii) the bylaws of Merger Sub will be the bylaws of the Surviving Corporation until duly amended, (iv) the directors of Merger Sub will be the directors of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation, (v) the officers of Calogic will be the officers of the Surviving Corporation, to hold office in accordance with the bylaws of the Surviving Corporation and (vi) the issued and outstanding certificates for the capital stock of Merger Sub will be the issued and outstanding certificates initially representing all of the issued capital stock of the Surviving Corporation. The Merger is intended to be a reorganization within the meaning of
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute a "plan of reorganization"
 ----
within the meaning of the regulations promulgated under Section 368 of the Code.

     1.3  Closing.  The closing of the transactions contemplated by this
          -------
Agreement "Closing") will take place as soon as practicable (but no more than
           -------
five (5) business days) after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article IX that by their terms are not to occur at the Closing (the "Closing Date"), but in no event later than November 30,
                     ------------
1999 at the offices of Testa, Hurwitz & Thibeault LLP in Boston, Massachusetts, unless another date or place is agreed to in writing by Parent and Calogic. If all of conditions set forth in Article IX hereof are determined to be satisfied (or duly waived) at the Closing, concurrently with the Closing the parties hereto will cause the Merger to be consummated by the filing of the Merger Documents with the Secretary of State of California and Delaware. The Closing will be deemed to have concluded at the Effective Time.

     1.4  Approval by the Stockholders of Calogic.  Calogic will take all action
          ---------------------------------------
necessary in accordance with applicable law, its Charter Documents (as defined below) and any agreements to which it is a party to solicit the approval of this Agreement, the Merger and all of the transactions contemplated hereby by all stockholders of Calogic by means of a unanimous written consent of stockholders in accordance with the CGCL, or if it is unable to obtain such written consent, by a duly convened meeting of stockholders. Calogic will use its reasonable best efforts to obtain such stockholder approval. Calogic represents and warrants that its Board of Directors has duly (i) approved the Merger in accordance with the CGCL and (ii) resolved to recommend to the stockholders of Calogic that they approve this Agreement, the Merger and all of the transactions contemplated hereby.

     1.5  Approval by Merger Sub and Parent.  Merger Sub represents and warrants
          ---------------------------------
that its Board of Directors has duly (i) approved the Merger in accordance with the DGCL and (ii) resolved to recommend to the stockholders of Merger Sub that they approve this Agreement, the Merger and all of the transactions contemplated hereby. Parent represents and warrants that (i) its Board of Directors has duly approved the Merger in accordance with the Massachusetts General Corporation Law (the "MGCL") and (ii) it is not necessary under the MGCL that the shareholders of Parent approve this Agreement, the Merger or the transactions contemplated hereby.


                                  ARTICLE II

             CONVERSION AND EXCHANGE OF SHARES; DISSENTING SHARES


     2.1  Conversion of Shares of Calogic Common Stock.
          --------------------------------------------

          (a) Subject, without limitation, to the provisions of Section 2.3 hereof, at the Effective Time, all of the shares of common stock, no par value, of Calogic ("Calogic Common Stock") issued and outstanding immediately prior to
             --------------------
the Effective Time (excluding any Calogic Common Stock held by Parent or Merger Sub or any other subsidiary of Parent, or by Calogic or any subsidiary of Calogic, which shares ("Excluded Shares") will be automatically canceled in the
                        ---------------
Merger without payment of any consideration therefor, and excluding Dissenting Shares (as defined in Section 2.3 hereof)), will automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Parent ("Parent Common
                                                                   -------------
Stock") in accordance with Section 2.1(c), and cash (rounded down to the nearest
-----
whole cent) in lieu of fractional shares, if any, pursuant to Section 2.6 below. Shares of Calogic Common Stock that are actually issued and outstanding immediately prior to the Effective Time, excluding the Excluded Shares, are sometimes referred to herein as the "Outstanding Calogic Shares." All rights, warrants or options to acquire Calogic
 --------------------------
Common Stock and securities convertible into Calogic Common Stock that are outstanding immediately prior to the Effective Time and do not expire pursuant to their terms on or before the Closing (each of which is specifically identified in Section 3.2 of the Calogic Disclosure Schedule (as defined below)) are sometimes referred to herein as the "Outstanding Calogic Options."
                                          ---------------------------

          (b) The maximum number of shares of Parent Common Stock to be issued in exchange for the acquisition of all Outstanding Calogic Shares and the assumption of all Outstanding Calogic Options will be 3,400,000, provided such maximum number shall be adjusted, as appropriate, for any stock split, stock dividend, reclassification, recapitalization or similar event. Such shares are herein referred to as the "Parent Merger Shares".
                           --------------------

          (c) The ratio at which one Outstanding Calogic Share will be converted into shares of Parent Common Stock at the Effective Time is herein called the "Conversion Ratio" and will be calculated as set forth in this
            -----------------
Section 2.1(c). Subject to Section 2.3, at the Effective Time, each Outstanding Calogic Share will be converted into the right to receive that number (which may be a fraction) of shares of Parent Common Stock that equals the quotient obtained by dividing the number of Parent Merger Shares by the sum of the number
            --------
of Outstanding Calogic Shares plus the number of shares of Calogic Common Stock
                              ----
issuable upon the exercise or conversion of all Outstanding Calogic Options. Each holder of Outstanding Calogic Shares will be entitled to receive that aggregate number of shares of Parent Common Stock equal to the Conversion Ratio multiplied by the number of Outstanding Calogic Shares held by such holder immediately prior to the Effective Time, subject to Section 2.3 herein.

          (d) At the Effective Time, each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder hereof, be converted into one share of common stock, no par value, of the Surviving Corporation.

     2.2  Escrow Shares. Ten percent of the Parent Merger Shares (the "Escrow
          -------------                                                ------
Shares") will be deposited and held in escrow in accordance with an escrow
------
agreement substantially in the form attached as Exhibit 2.2 (the "Escrow
                                                -----------       ------
Agreement") as the first source, but not the sole source, of indemnification
---------
payments that may become due to Parent pursuant to Article X. The Escrow Shares will be withheld on a pro rata basis among the holders of the Outstanding Calogic Shares. The exact number of Escrow Shares held for the account of each Calogic stockholder will be determined at the Closing by the agreement in writing of Parent and Calogic. The delivery of the Escrow Shares will be made on behalf of the holders of the Outstanding Calogic Shares in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Escrow Agent. The adoption of this Agreement by stockholders of Calogic will also constitute their approval of the terms and provisions of the Escrow Agreement, which is an integral term of the Merger.

     2.3  Dissenting Shares.  Any holder of shares of Calogic Common Stock
          -----------------
that are outstanding on the record date for the determination of which holders will be entitled to vote for or against the Merger who did not vote such shares in favor of the Merger or sign and deliver a written consent thereto with respect to such shares (the shares of Calogic Common Stock then outstanding that are not thus voted or as to which such consents are not signed and delivered are referred to as "Dissenting Shares") will be entitled to exercise dissenters'
                -----------------
rights pursuant to Chapter 13 of the CGCL with respect to such Dissenting Shares provided that such holder meets all of the requirements of the CGCL with respect to such Dissenting Shares, and will not be entitled to receive Parent Merger Shares, unless otherwise provided by the CGCL or agreed in writing by Parent. Calogic will, after consultation with Parent, give such notices with respect to dissenters' rights as may be required by the CGCL as soon as practicable.

     2.4  Delivery of Evidence of Ownership.  At the Closing, each holder of a
          ---------------------------------
certificate or other documentation representing Outstanding Calogic Shares, other than Dissenting Shares, will surrender such certificates or other documentation to Parent, and, if not previously delivered, duly executed counterparts of this Agreement, the Escrow Agreement, the Investment Agreement (as defined below) and the Registration Rights Agreement (as defined below) and such other duly executed documentation as may be reasonably required by Parent to effect a transfer of such shares, and upon such surrender and at the Effective Time each such holder will be entitled to receive promptly after the Effective Time from Parent or its transfer agent certificates registered in the name of such holder representing the applicable number of Parent Merger Shares, and the cash (calculated pursuant to Section 2.6, which will be paid by check), to which such holder is entitled pursuant to the provisions of this Agreement, with a portion of such shares to be deposited in escrow pursuant to the Escrow Agreement, as provided in Section 2.2.

     2.5  No Further Ownership Rights in Calogic Common Stock.  The Merger and
          ---------------------------------------------------
its approval by the stockholders of Calogic and the execution of this Agreement will be deemed, at the Effective Time, to constitute full satisfaction and termination of all rights and agreements pertaining to Calogic Common Stock pursuant to the CGCL, by contract or otherwise. After the Effective Time, there will be no transfers on the stock transfer books of Calogic of Calogic Common Stock. Until surrendered to Parent, each certificate for Calogic Common Stock will, after the Effective Time, represent only the right to receive shares of Parent Common Stock and the right to receive cash into which the shares of Calogic Common Stock formerly represented thereby will have been converted pursuant to this Agreement. Any dividends or other distribution declared after the Effective Time with respect to Parent Common Stock will be paid to the holder of any certificate for shares of Calogic Common Stock when the holder thereof is entitled to receive a certificate for such holder's Parent Merger Shares in accordance with this Agreement.

     2.6  No Fractional Shares.  No certificates or scrip for fractional
          --------------------
shares of Parent Common Stock will be issued, no Parent stock split or dividend will be paid in respect of any fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Outstanding Calogic Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction, which will be equal to such fraction multiplied by the Parent Average
                                               -------------
Closing Price. For purposes of this Agreement "Parent Average Closing Price"
                                               ----------------------------
will be the average closing price of the Parent Common Stock as publicly reported by the Nasdaq National Market over the ten Trading Days ending two Trading Days prior to the Closing Date. "Trading Day" will mean days on which
                                          -----------
closing prices for purchases and sales of Parent Common Stock are reported by the Nasdaq National Market.

     2.7  Assumption of Stock Options.  At the Effective Time, Parent shall
          ---------------------------
assume each outstanding Calogic Option (an "Outstanding Calogic Option") and each holder thereof (each an "Option Holder") shall thereby be entitled to
                              -------------
acquire, by virtue of the Merger and without any action on the part of the Option Holder, on substantially the same terms (including the dates and extent of exercisability) and subject to the same conditions, including vesting, as such Outstanding Calogic Option, the number of shares of Parent Common Stock determined by multiplying the number of shares of Calogic Common Stock for which
              -----------
such Outstanding Calogic Option is then exercisable in accordance with its terms immediately prior to the Effective Time by the Conversion Ratio (rounded down to the nearest whole share), at an exercise or conversion price per share of Parent Common Stock (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Calogic Common Stock of such Outstanding Calogic Option immediately prior to the Effective Time by the Conversion Ratio.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CALOGIC
                             AND THE STOCKHOLDERS


     Except as set forth in the disclosure schedule of Calogic dated as of the date hereof and delivered herewith to Parent (the "Calogic Disclosure Schedule")
                                                   ---------------------------
which identifies the section and subsection to which each disclosure therein relates, and whether or not the Calogic Disclosure Schedule is referred to in a specific section or subsection, Calogic and each of the Stockholders jointly and severally represent and warrant to Parent and Merger Sub as follows:

     3.1  Organization, Standing and Power; Subsidiaries.
          ----------------------------------------------

          (a) Calogic is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of Calogic.

          As used in this Agreement, "Business Condition" with respect to any
                                      ------------------
Person (as defined below) means the business, financial condition, results of operations or assets (without giving effect to the consequences of the transactions contemplated by this Agreement, and other than changes in general economic conditions) of such Person or Persons including its Subsidiaries taken as a whole. For purposes of this Article III and Article VI, "Calogic" shall refer to Calogic and its Subsidiaries. In this Agreement, a "Subsidiary" of any
                                                             ----------
Person means a corporation, partnership, limited liability company, joint venture or other entity of which such Person directly or indirectly owns or controls a majority of the equity interests or voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company, joint venture or other entity. References to Calogic in this Agreement shall be deemed to include all Subsidiaries of Calogic, if any, unless the context specifically requires otherwise. In this Agreement, "Person" means any natural
                                                     ------
person, corporation, partnership, limited liability company, joint venture or other entity.

          All Subsidiaries of Calogic and their jurisdiction of incorporation are completely and correctly listed in Section 3.1 of the Calogic Disclosure Schedule. Calogic has delivered to Parent complete and correct copies of the articles or certificate of incorporation, bylaws and/or other primary charter and organizational documents ("Charter Documents") of Calogic, in each case, as
                               -----------------
amended to the date hereof. Complete and correct copies of the minute books and stock records of Calogic have been delivered to Parent. Section 3.1 of the Calogic Disclosure Schedule contains a complete and correct list of the officers and directors of Calogic.

          (b) Section 3.1 of the Calogic Disclosure Schedule contains a complete and correct list of the Subsidiaries of Calogic and correctly sets forth the number of outstanding shares of capital stock of each Subsidiary of Calogic and each shareholder of such Subsidiary and the number of shares of capital stock of such Subsidiary owned by such shareholder. Except as set forth in Section 3.1 of the Calogic Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of Calogic are owned beneficially and of record by Calogic, free and clear of any security interests, liens, charges, restrictions, claims, encumbrances or assessments of any nature whatsoever ("Liens"); and there are no outstanding subscriptions, warrants, options,
  -----
convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any Person other than Calogic or one of the other Subsidiaries.

     3.2  Capital Structure.
          -----------------

          (a) The authorized capital stock of Calogic consists of 2,500,000 shares of Calogic Common Stock, of which 345,000 shares are issued and outstanding as of the date of this Agreement and no shares are issued and held as treasury shares by Calogic. The Calogic Disclosure Schedule sets forth all holders of Calogic Common Stock and the number of shares owned. The Calogic Disclosure Schedule also sets forth any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character (each, an "Calogic Option") to which
                                                   --------------
Calogic is a party or by which Calogic may be bound obligating Calogic to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Calogic, or obligating Calogic to grant, extend, or enter into any such option, warrant, call, conversion right, conversion payment, commitment, agreement, contract, understanding, restriction, arrangement or right.

          (b) All outstanding shares of Calogic Common Stock are, and any shares of Calogic Common Stock issued upon exercise of any Outstanding Calogic Options will be, validly issued, fully paid, nonassessable and not subject to any preemptive rights (other than those which have been duly waived), or to any agreement to which Calogic is a party or by which Calogic may be bound. Calogic does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which (i) have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of shares of Calogic Common Stock on any matter ("Calogic Voting Debt") or (ii) are or will become entitled
                      -------------------
to receive any payment as a result of the execution of this Agreement or the completion of the transactions contemplated hereby.

     3.3  Authority.  The execution, delivery and performance of this Agreement
          ---------
and all other agreements contemplated hereby by Calogic have been duly authorized by all necessary action of the Board of Directors of Calogic, and if the Closing shall occur, shall have been duly authorized by all necessary action of the stockholders of Calogic. Certified copies of the resolutions adopted by the Board of Directors of Calogic and its stockholders approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Parent prior to the Closing. Calogic has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of Calogic in accordance with its terms except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

     3.4  Compliance with Laws and Other Instruments; Non-Contravention. Calogic
          -------------------------------------------------------------
holds, and at all times has held, all licenses, permits and authorizations from all Governmental Entities (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules and regulations of all such Governmental Entities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Calogic's Business Condition. There are no material violations or claimed violations known by Calogic of any such license, permit or authorization or any such statute, law, ordinance, rule or regulation. Assuming the receipt of all Consents (as defined below) and assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in this Agreement and the other agreements contemplated hereby, neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Calogic and the Stockholders, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of Calogic or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Calogic is a party, or under which Calogic is obligated, or by which Calogic or any of the rights, properties or assets of Calogic are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Calogic; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Calogic is a party, or under which Calogic is obligated, or by which Calogic or any of the rights, properties or assets of Calogic are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Calogic is a party, or under which Calogic may be obligated, or by which Calogic or any of the rights, properties or assets of Calogic are subject or bound. Section 3.4 of the Calogic Disclosure Schedule sets forth each agreement, contract or other instrument binding upon Calogic requiring a notice or consent (by its terms or as a result of any conflict or other contravention required to be disclosed in the Calogic Disclosure Schedule pursuant to the preceding provisions of this Section 3.4) as a result of the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Calogic and the Stockholders or the consummation of the Merger or any other transaction described herein (each such notice or consent, a "Consent"). Assuming the accuracy of the representations
                      -------
and warranties of Parent and Merger Sub contained in this Agreement and the other agreements contemplated hereby, no consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (also a "Consent") by, any court, administrative agency or commission or other
   -------
governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is required to be made or obtained by Calogic or any of
 -------------------
its Subsidiaries
in connection with the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Calogic and the Stockholders or the consummation of the Merger or any other transaction described herein, except for
(i) the filing by Calogic and Merger Sub of the appropriate Merger Documents with the Secretary of State of California and Delaware and (ii) any filings required by the H-S-R Act (as defined in Section 8.9), and (iii) the filings described in Section 5.7.

     3.5  Technology and Intellectual Property Rights.
          -------------------------------------------

          (a)  For the purposes of this Agreement, "Calogic Intellectual
                                                    --------------------
Property" consists of the following intellectual property:
--------

          (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, schematics, software, firmware, technology, manufacturing processes, supplier lists, customer lists, trade secrets, know-how, moral rights and applications and registrations for any of the foregoing;

          (ii) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

          (iii) all other tangible or intangible proprietary information and materials; and

          (iv) all license and other rights in any third party product or any third party intellectual property described in (i) through (iii) above;

that are owned or held by or on behalf of Calogic or that are being, and/or have been, used, or are currently under development for use, in the business of Calogic as it (i) has been conducted during the past two years (ii) is currently conducted or (iii) is currently planned in written documentation to be conducted; provided, however, that Calogic Intellectual Property will not include any commercially available third party software or related intellectual property.

          (b) Section 3.5 of the Calogic Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, registered trademarks, registered service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, that are included in Calogic Intellectual Property and owned by or on behalf of Calogic; (ii) all hardware products and tools, software products and tools and services that are currently published, offered, or under development by Calogic; and (iii) all licenses, sublicenses and other agreements to which Calogic is a party and pursuant to which Calogic or any other person is authorized to use any Calogic Intellectual Property or exercise any other right with regard thereto. The disclosures described in (iii) hereof include the identities of the parties to the relevant agreements, a description of the nature and subject matter thereof, the term thereof and the applicable royalty or summary of any formula or procedure for determining such royalty.

          (c) To the knowledge of Calogic, based solely upon the fact that Calogic has not received written notice to the contrary and without further investigation, Calogic Intellectual Property consists solely of items and rights that are either: (i) owned solely by Calogic; (ii) in the public domain; or
(iii) rightfully used and authorized for use by Calogic and its successors pursuant to a valid license. All Calogic Intellectual Property that consists of license or other rights to third party property is separately set forth in Section 3.5 of the Calogic Disclosure Schedule. To the knowledge of Calogic, Calogic has all rights in Calogic Intellectual Property necessary to carry out Calogic's activities, including without limitation rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign or otherwise transfer Calogic Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

          (d) Calogic is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of Calogic's obligations hereunder or the consummation of the Merger, will Calogic be, in violation of any license, sublicense or other agreement relating to any Calogic Intellectual Property to which Calogic is a party or otherwise bound. Calogic is not obligated to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Calogic or Parent, as successor to Calogic, in Calogic Intellectual Property pursuant to any license, sublicense or other agreement.

          (e) To the knowledge of Calogic, based solely upon the fact that Calogic has not received written notice to the contrary and without further investigation, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service or process as used, provided, or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Calogic does not infringe any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy, or right in personal data of any Person. No claims (i) challenging the validity, effectiveness, or ownership by Calogic of any Calogic Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, or any other exercise of rights in any product, work, technology, service, or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights, by Calogic infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted to Calogic or, to the knowledge of Calogic (as defined below), are threatened by any Person. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any Calogic Intellectual Property, other than review of pending applications for patent, and to the knowledge of Calogic no such proceedings are threatened by any Governmental Entity or any other Person. All granted or issued patents and mask works and all registered trademarks and copyright registrations owned by Calogic are valid, enforceable and subsisting. To the knowledge of Calogic and without investigation, there is no unauthorized use, infringement, or misappropriation of any Calogic Intellectual Property by any third party, employee or former employee.

          (f) Section 3.5(f) of the Calogic Disclosure Schedule separately lists all parties, including, without limitation, employees) and consultants, who have created any portion of, or otherwise have any rights in or to, such Calogic Intellectual Property, other than Calogic Intellectual Property that is licensed to Calogic. Calogic has not secured from any party identified in
Section 3.5(f) of the Calogic Disclosure Schedule a valid and enforceable written assignment of any such work or other rights to Calogic. To the knowledge of Calogic, no party has asserted any rights in or to, or made any claims for payments or royalties in respect of, Calogic Intellectual Property, other than Calogic Intellectual Property that is licensed to Calogic.

     3.6  Financial Statements; Business Information.
          ------------------------------------------

          (a) Calogic has delivered to Parent an unaudited balance sheet (the "Unaudited Balance Sheet") as of September 30, 1999 (the "Unaudited Balance
------------------------                                  -----------------
Sheet Date") and audited balance sheets (the "Audited Balance Sheets") as of
----------                                    ----------------------
June 30, 1999 (the "Audited Balance Sheet Date") and June 30, 1997 and 1998,
                    --------------------------
unaudited statements of income and cash flows for the three-month period ended September 30, 1999 and audited statements of income and cash flows for its 1996, 1997 and 1998 fiscal years (all of such balance sheets and statements of income and cash flows are collectively referred to as the "Financial Statements"). The
                                                    --------------------
Financial Statements: (i) are in accordance with the books and records of Calogic; (ii) present fairly, in all material respects, the financial position of Calogic as of the date indicated and the results of its operations and cash flows for such periods; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of interim statements to year-end adjustments, which will not be material either individually or in the aggregate and except as described in the Section
3.6 of the Calogic Disclosure Schedule). As of the Unaudited Balance Sheet Date, there were no liabilities, claims or obligations of any nature in excess of $250,000 in the aggregate, whether accrued, absolute, contingent, anticipated or otherwise, whether due or to become due, that are intentionally not shown or are intentionally improperly recorded in the Unaudited Balance Sheet. Since the Unaudited Balance Sheet Date, Calogic has incurred no material liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated or otherwise other than in the ordinary course of business and except for liabilities incurred by Calogic in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein.

          (b) All of the accounts, notes and other receivables which are reflected in the Audited Balance Sheet were acquired in the ordinary course of business; and, except to the extent reserved against in the Audited Balance Sheet, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or, to the knowledge of Calogic, are valid, binding and enforceable in accordance with their terms in the ordinary course of business, and arise from bona fide transactions, and Calogic has not received notice that the same are subject to counterclaims, refusals to pay or other rights of setoff. All of the accounts, notes and other receivables which have been acquired by Calogic since the Audited Balance Sheet Date were acquired in the ordinary course of business and have been collected in full, or to the knowledge of Calogic, are valid, binding and enforceable in accordance with their terms in the ordinary course of business, and arise from bona fide transactions, and Calogic has not received notice that the same are subject to counterclaims, refusals to pay or other rights of setoff, subject to an appropriate reserve. No accounts, notes or other receivables are contingent upon the performance by Calogic of any obligation or contract. No Person has any Lien on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

          (c) The business information prepared by Calogic in connection with this Agreement and the transactions contemplated herein and delivered to Parent was prepared in good faith.

          3.7  Taxes.
               -----

          (a)  The term "Taxes" as used herein means all federal, state, local
                         -----
and foreign income tax, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.
                                    ---
The term "Tax Returns" as used herein means all returns, declarations, reports,
          -----------
claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.
                       ----------

          (b) Calogic has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such Tax Returns), including, without limitation, all Taxes which Calogic is obligated to withhold for amounts owing to employees, creditors and third parties. All Tax Returns filed by Calogic were complete and correct in all material respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of Calogic and any other information required to be shown thereon. None of the Tax Returns filed by Calogic or Taxes payable by Calogic have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Governmental Entity, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of Calogic, threatened. Calogic is not currently the beneficiary of any extension of time within which to file any Tax Return, and Calogic has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting Calogic, as of the date hereof, are set forth in the Financial Statements or in Section 3.7 of the Calogic Disclosure Schedule. None of the Tax Returns filed by Calogic contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). Calogic is not a party to any Tax sharing agreement or similar arrangement. Calogic has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was Calogic), and Calogic does not have any liability for the Taxes of any Person (other than Calogic) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

          (c) Calogic is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Calogic has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise, and Calogic will not be required to make any such adjustment as a result of the transactions set forth in this Agreement. Calogic does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No portion of the Parent Merger Shares is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. None of the assets of Calogic is property which is required to be treated as being owned by any other Person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Calogic directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of Calogic is "tax-exempt use property" within the meaning of Section 168(h) of the Code. No claim has ever been made by any Governmental Entity in a jurisdiction where Calogic does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. Calogic has not participated in an international boycott as defined in Section 999 of the Code. None of the shares of outstanding capital stock of Calogic are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

          (d) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of Calogic. The unpaid Taxes of Calogic did not, as of the Unaudited Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Unaudited Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Calogic in filing its Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). Section 3.7 of the Calogic Disclosure Schedule sets forth Calogic's Tax basis in each of its assets. Calogic is not a party to any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (e) Calogic has no net operating losses or other tax attributes presently subject to limitation under sections 382, 383 or 384 of the Code or the federal consolidated return regulations promulgated thereunder (other than limitations imposed as a result of the transactions contemplated by this Agreement). Calogic is not, and has not been a U.S. Real Property Holding Company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Calogic has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. To the knowledge of Calogic, neither Calogic nor any of its shareholders has taken or agreed to take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     3.8  Absence of Certain Changes and Events.  From the Audited Balance Sheet
          -------------------------------------
Date, there has not been, except as consented to in writing by Parent (such consent not to be unreasonably withheld):

          (a) Any transaction involving more than $50,000 entered into by Calogic other than in the ordinary course of business ("ordinary course of
                                                        ------------------
business"); any change (or any development or combination of developments of
--------
which Calogic has knowledge which is reasonably likely to result in such a change) in Calogic's Business Condition, other than changes in the ordinary course of business which in the aggregate have not been and are not expected to be materially adverse to Calogic's Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Calogic due to fire or other casualty or other loss, whether or not insured, amounting to more than $50,000 in the aggregate;

          (b) Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Calogic, or any repurchase, redemption, retirement or other acquisition by Calogic of any outstanding shares of capital stock, any Calogic Option, or other securities of, or other equity or ownership interests in, Calogic;

          (c) Any discharge or satisfaction of any Lien or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Audited Balance Sheet and current liabilities incurred since the Audited Balance Sheet Date in the ordinary course of business;

          (d) Any change in the Charter Documents of Calogic or any amendment of any term of any outstanding security of Calogic;

          (e) Any incurrence, assumption or guarantee by Calogic of any indebtedness for borrowed money other than in the ordinary course of business and in an aggregate amount exceeding $50,000;

          (f) Any creation or assumption by Calogic of any Lien on any asset in excess of $50,000;

          (g) Any making of any loan, advance or capital contributions to, or investment in, any Person in an aggregate amount exceeding $50,000;

          (h) Any sale, lease, pledge, transfer or other disposition of any material capital asset in an aggregate amount exceeding $50,000;

          (i) Any material transaction or commitment made, or any material contract or agreement entered into, by Calogic relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Calogic of any contract or other right in an aggregate amount exceeding $50,000;

          (j) Any (A) grant of any severance or termination pay to any director, officer or employee of Calogic, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Calogic, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors, officers or employees of Calogic or (E) change in the payment or accrual policy with respect to any of the foregoing;

          (k) Any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of Calogic, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of Calogic;

          (l) Any notes or accounts receivable or portions thereof written off by Calogic as uncollectible in an aggregate amount exceeding $50,000;

          (m) Any issuance or sale of any stock, bonds, phantom stock interest or other securities of which Calogic is the issuer, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of Calogic or phantom stock interest in Calogic;

          (o) Any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $50,000;

          (p) Any sale, assignment or transfer of any Calogic Intellectual Property or other similar assets, including licenses therefor;

          (q) Any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an aggregate amount exceeding $100,000;

          (r) Payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which Calogic or any of its stockholders, officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act") of any such Person, has any direct or indirect ownership
      --------------
interests; or

          (s) Any agreement undertaking or commitment to do any of the foregoing.

     3.9  Real Property.  All real property leases, subleases and occupancy
          -------------
agreements as to which Calogic is a party and any amendments or modifications thereof (i) are listed in Section 3.9 of the Calogic Disclosure Schedule (each a "Lease" and collectively, the "Leases"); (ii) to the knowledge of Calogic, are
 -----                         ------
valid, in full force and effect and enforceable, and (iii) there are no existing defaults thereunder on the part of Calogic. Calogic has not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default on the part of Calogic or to the knowledge of Calogic any landlord thereunder. In addition, copies of any non-disturbance agreements which relate to any of the Leases are listed in Section 3.9 of the Calogic Disclosure Schedule. All rent and other sums and charges payable by Calogic under each Lease have been paid through the date hereof and shall be paid by Calogic through the Closing. The premises demised under each of the Leases and the improvements, equipment and fixtures therein are in good operating condition and repair reasonable wear and tear excepted. To the knowledge of Calogic, the premises demised under each of the Leases (i) is in compliance with all applicable laws, (ii) is not subject to any official complaint or notice of violation of any applicable zoning ordinance or building code, (iii) is not subject to any use or occupancy restriction, and
(iv) is not subject to any pending or threatened condemnation proceeding. Calogic does not own, or have options to purchase, any real property.

     3.10 Personal Property.  Calogic has good and marketable title, free and
          -----------------
clear of all title defects and Liens, except for any liens that do not exceed $50,000 in the aggregate and any lien for current taxes not yet due and payable, to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the Unaudited Balance Sheet or used in Calogic's business, except for acquisitions and dispositions
since the Unaudited Balance Sheet Date in the ordinary course of business.   The
Calogic Disclosure Schedule lists (i) all computer equipment and (ii) all other personal property, in each case having a depreciated book value of $25,000 or more, which are used by Calogic in the conduct of its business, and all such equipment and property, in the aggregate, is in good operating condition and repair, reasonable wear and tear excepted. There is no tangible asset used or required by Calogic in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it.

     3.11  Certain Transactions.  Except for (a) relationships with Calogic as
           --------------------
an officer, director, or employee thereof (and compensation by Calogic in consideration of such services) and (b) relationships with Calogic as stockholders or option holders therein, none of the directors, officers, or stockholders of Calogic, or any member of any of their families, is presently a party to, or was a party to during the year preceding the date of this Agreement, any transaction, or series of similar transactions, with Calogic, in which the amount involved exceeds $60,000, including, without limitation, any material contract, agreement, or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such Person or any other Person in which any such Person has or had a 5%-or-more interest (as a stockholder, partner, beneficiary, or otherwise) or is or was a director, officer, employee, or trustee. None of Calogic's officers or directors has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks, or trade names, used in or pertaining to the business of Calogic, or any supplier, distributor, or customer of Calogic, except for the normal rights of a stockholder, and except for rights under existing employee benefit plans.

     3.12  Litigation and Other Proceedings.  There is no action, suit, claim,
           --------------------------------
investigation or proceeding pending against or, to the knowledge of Calogic, threatened against Calogic or its properties and assets before any court or arbitrator or any Governmental Entity. Calogic is not subject to any order, writ, judgment, decree, or injunction that has a material adverse effect on Calogic's Business Condition.

     3.13  No Defaults.  Calogic is not, nor has Calogic received notice that it
           -----------
would be with the passage of time, in default or violation of any term, condition, or provision of (i) the Charter Documents; (ii) any judgment, decree, or order applicable to Calogic; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which Calogic is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Calogic.

     3.14  Major Contracts.  Calogic is not a party to or subject to:
           ---------------

           (a) Any union contract, or any employment contract or arrangement (other than "at-will" employment arrangements) providing for future compensation, written or oral, with any officer, consultant, director, or employee;

           (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

           (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

          (d) Any OEM agreement, reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, or is expected to exceed in the aggregate over the life of the contract, $50,000 or pursuant to which Calogic has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, production, publishing or distribution rights related to any product, group of products or territory;

          (e) Any lease for real or personal property in which the amount of payments which Calogic is required to make on an annual basis exceeds $50,000;

          (f) Any agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or materially adversely affected by reason of the execution of this Agreement and all other agreements contemplated hereby, the consummation of the Merger, or the consummation of the transactions contemplated hereby or thereby;

          (g) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $50,000 or more;

          (h) Any license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to distributors or end-users and commercially available in-licensed software applications);

          (i) Any contract or agreement containing covenants purporting to limit Calogic's freedom to compete in any line of business in any geographic area; or

          (j) Any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, other than in the ordinary course of business and involving the payment or receipt by Calogic of more than $50,000 in the aggregate.

     To the knowledge of Calogic, based upon the fact that Calogic has not received written notice to the contrary, all contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments which are listed in the Calogic Disclosure Schedule pursuant to this Section 3.14 are valid and in full force and effect and Calogic has not, nor, has any other party thereto, materially breached any material provisions of, or entered into material default in any material respect under the terms thereof. Since the Audited Balance Sheet Date, Calogic has not amended, modified or terminated the terms of the contracts or agreements referred to in this Section 3.14 unless such amendment, modification or termination was in the ordinary course of business and Calogic has provided Parent with written notification of such.

     3.15 Material Reductions.  To Calogic's knowledge, none of the parties to
          -------------------
any of the contracts identified in the Calogic Disclosure Schedule pursuant to
Section 3.14 have terminated, or, expressed to Calogic an intent to reduce or terminate the amount of its business with Calogic by an amount in excess of $50,000 in the aggregate.

     3.16  Insurance and Banking Facilities.  Section 3.16 of the Calogic
           --------------------------------
Disclosure Schedule contains a complete and correct list of (i) all contracts of insurance or indemnity of Calogic in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts and expiration date) and (ii) the names and locations of all banks in which Calogic has accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box. All premiums and other payments due from Calogic with respect to any such contracts of insurance or indemnity have been paid, and Calogic has not received any notice that any such contract is to be canceled or terminated. All known claims for insurance or indemnity have been presented subject to any deductible.

     3.17  Employees.  Section 3.17 of the Calogic Disclosure Schedule sets
           ---------
forth a list of (a) the names, titles, salaries and all other compensation of all salaried Calogic employees (such term meaning permanent and temporary, full-time and part-time employees) and (b) the wage rates for non-salaried Calogic employees (by classification). To the knowledge of Calogic, any persons engaged by Calogic as independent contractors, rather than employees, have been properly classified as such and have been so engaged in accordance with all applicable federal, foreign, state or local laws. No employee has stated to Calogic that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within six months after the Closing Date. Hours worked by and payments made to employees of Calogic have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters. Calogic is not and during the past 2 years has not been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions. To the knowledge of Calogic, it is not now, nor has it been during the past 2 years, subject to a union organizing effort. Calogic does not have any written contract of employment or other employment, severance or similar agreement with any of its employees or any established policy or practice relating thereto, and all of its employees are employees-at-will. Calogic is not a party to any pending, or to Calogic's knowledge, threatened, labor dispute. Calogic has complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including but not limited to the provisions thereof relating to wages, hours, collective bargaining and ensuring equality of opportunity for employment and advancement of minorities and women. There are no claims pending, or, to the knowledge of Calogic, threatened to be brought, in any court or administrative agency by any former or current Calogic employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or, to the knowledge of Calogic any other claim threatened or pending in any court or administrative agency from any current or former employee or any other Person arising out of Calogic's status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge, or otherwise.

     3.18  Employee Benefit Plans.  Each Plan (as defined below) covering
           ----------------------
active, former, or retired employees of Calogic is listed in Section 3.18 of the Calogic Disclosure Schedule. "Plan" means any employee benefit plan as defined
                               ----
in Section 3(3) of ERISA (as defined below) and will also include any Code
Section 125 flexible benefit plan, dependent care reimbursement plan, employment, severance or similar contract, arrangement or policy and each plan or arrangement providing for medical care benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Calogic has provided to Parent a copy of each Plan, and where applicable, any related trust agreement, annuity, or insurance contract, test results for Code
Section 401(k) and 401(m) nondiscrimination requirements and Code Section 416 top-heavy requirements for the past three years; any material correspondence with the Internal Revenue Service or Department of Labor; and ; a copy of the most recent IRS determination or opinion letter. All annual reports (Form 5500) required to be filed with the Internal Revenue Service have been properly filed on a timely basis, and Calogic has provided copies of the three most recently filed Forms 5500 for each Plan for which such Forms 5500 were required to be filed. Each Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Calogic, no event has occurred and no condition exists with respect to the form or operation of such Plans that would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code. To the knowledge of Calogic, each trust maintained in connection with a Plan is exempt from federal income tax under Section 501(a) of the Code.. No operational error has occurred which would adversely affect the qualified status of the Plan. No Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of
                                                     -----
the Code.  No "prohibited transaction," as defined in ERISA Section 406 or Code
Section 4975 has occurred with respect to any Plan, unless such a transaction was exempt from such rules. Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. To the knowledge of Calogic, there are no pending or threatened claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any Plan. All contributions, reserves, or premium payments to the Plan, accrued to the date hereof have been made or provided for. Neither Calogic nor any entity which is considered one employer with Calogic under Section 414 of the Code or Section 4001 of ERISA has ever maintained or contributed to or incurred or, to the knowledge of Calogic, expects to incur liability with respect to any Plan subject to Title IV of ERISA or any "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA. There are no restrictions on the rights of Calogic to amend or terminate any Plan without incurring any liability thereunder. Calogic has not engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in ERISA Section 4069. There have been no amendments to, written interpretation of, or announcement (whether or not written) by Calogic relating to, or change in employee participation or coverage under, any Plan. Neither Calogic nor any of its ERISA affiliates have any current or projected liability in respect of post-employment or post-retirement welfare benefits for retired or former employees of Calogic other than health care continuation benefits required to be provided under applicable law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code. Neither Calogic nor any Plan has received a distribution of stock from any converted mutual insurance company.

     3.19  Certain Agreements.  Except as contemplated by this Agreement,
           ------------------
neither the execution and delivery of this Agreement and all other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Calogic (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of Calogic under any Plan, agreement, or otherwise, (ii) increase any benefits otherwise payable under any Plan or agreement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.20  Power of Attorney.  Calogic has no powers of attorney outstanding
           -----------------
(other than those issued in the ordinary course of business).

     3.21  Brokers and Finders.  Neither Calogic nor any of its stockholders has
           -------------------
retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Calogic owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

     3.22  Certain Payments. To the knowledge of Calogic, neither Calogic nor
           ----------------
any Person acting on behalf of Calogic has, directly or indirectly, on behalf of or with respect to Calogic: (i) made an unreported political contribution, (ii) made or received any payment which was not legal to make or receive, (iii) engaged in any material transaction or made or received any material payment which was not properly recorded on the books of Calogic, (iv) created or used any "off-book" bank or cash account or "slush fund," or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

     3.23  Environmental Matters.   Except as set forth in the Environmental
           ---------------------
Assessment Report (as defined in section 8.10) (i) to the knowledge of Calogic, Calogic has complied in all material respects with all federal, state and local laws (including, without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws"); (ii) Calogic has not handled, generated, used, stored,
 ------------------
transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("Hazardous Materials"), except in material compliance
                        -------------------
with Environmental Laws; (iii) to the knowledge of Calogic there is not now, nor has there ever been, any underground storage tank or asbestos on any real property owned, operated or leased by Calogic; (iv) Calogic has not conducted, nor has it received notice of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any real property owned, operated or leased by Calogic; and (v) Calogic has received no notice of any "Environmental Liabilities". For purposes of this Agreement, "Environmental Liabilities" are
                                                -------------------------
any claims, demands, or liabilities under Environmental Laws which (i) arise out of or in any way relate to Calogic's operations or activities, or any real property at any time owned, operated or leased by Calogic, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     3.24  Enforceability of Contracts, etc.
           ---------------------------------

           (a) To the knowledge of Calogic, based upon the fact that Calogic has not received written notice to the contrary, no Person that is a party to any contract, agreement, commitment or plan to which Calogic is a party has a valid defense, on account of non-performance or malfeasance by Calogic, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

           (b) To the knowledge of Calogic, based upon the fact that Calogic has not received written notice to the contrary, neither Calogic nor any other Person, is in material breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which Calogic is a party, and no event or action has occurred, is pending, or, to the knowledge of Calogic, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a material breach or a default by Calogic or, to the knowledge of Calogic, any other Person, under any material contract, agreement, arrangement, commitment or plan to which Calogic is a party.

     3.25  Accounting Matters.  To the knowledge of Calogic, neither Calogic nor
           ------------------
any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles. Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the Commission.

     3.26  Year 2000.  To the knowledge of Calogic, any reprogramming required
           ---------
to permit the proper functioning, in and following the year 2000, of Calogic's computer systems and equipment containing embedded microchips used in Calogic's business, and the testing of all such systems and equipment, as so reprogrammed, will be completed by December 31, 1999. To the knowledge of Calogic, the cost to the Company of such reprogramming and testing and the reasonably foreseeable consequences of year 2000 to the Company (including, without limitation, reprogramming errors, products or services provided by Calogic and the failure of others' systems or equipment) will not have a material adverse effect on Calogic's Business Condition.

     3.27  Disclosure.  Neither the representations or warranties made by
           ----------
Calogic or the Stockholders in this Agreement, nor the Calogic Disclosure Schedule or any other certificate executed and delivered by Calogic or the Stockholders pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.29  Reliance.  The foregoing representations and warranties are made by
           --------
Calogic and the Stockholders with the knowledge and expectation that Parent and Merger Sub are placing reliance thereon.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS


     Except as set forth in the disclosure schedule of the Stockholders dated as of the date hereof and delivered herewith to Parent (the "Stockholder Disclosure Schedule") which identifies the section and subsection to which each disclosure therein relates, and whether or not the Stockholder Disclosure

Schedule is referred to in a specific section or subsection, each Stockholder severally represents and warrants to Parent and Merger Sub as follows:

          (a) Subject to applicable community property laws, such Calogic Stockholder is the lawful owner of the shares of Calogic Common Stock to be exchanged for the Parent Merger Shares pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such shares of Calogic Common Stock, free of all Liens.

          (b) Such Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the shares of Calogic Common Stock owned by him, her or it in the manner provided herein. Such Stockholder has duly and validly executed this Agreement and has, or prior to the Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by such stockholder, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of such Stockholder in accordance with its terms except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

          (c) The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by such Stockholder, and the consummation of the transactions contemplated hereby or thereby, will not require, on the part of such Stockholder, any consent, approval, authorization or other order of, or any filing with, any Governmental Entity, or under any contract, agreement or commitment to which such Stockholder is a party or by which such Stockholder or property of such Stockholder is bound, assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in this Agreement and the other agreements contemplated hereby, except for (i) the filing by Calogic and Merger Sub of the appropriate Merger Documents with the Secretary of State of California and Delaware, (ii) any filings required by the H-S-R Act, and (iii) the filings described in Section 5.7, and will not constitute a violation on the part of such Stockholder of any law, administrative regulation or ruling or court decree, or any contract, agreement or commitment, applicable to such Stockholder or property of such Stockholder.


                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


     Except as set forth in the disclosure schedule of Parent dated as of the date hereof and delivered herewith to Calogic (the "Parent Disclosure Schedule")
                                                    --------------------------
which identifies the section and subsection to which each disclosure therein relates, and whether or not the Parent Disclosure Schedule is referred to in a specific section or subsection, Parent and Merger Sub jointly and severally represent and warrant to Calogic as follows:

     5.1  Organization and Qualification.  Parent is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of Parent. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is recently organized and has conducted no business activities, other than as contemplated by this Agreement.

     5.2  Capitalization.  The authorized capital stock of Parent consists of
          --------------
1,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding or held in Parent's treasury, and 40,000,000 shares of Parent Common Stock, of which, as of September 30, 1999: (a) 18,093,000 shares were validly issued and outstanding, fully paid and nonassessable and (b) 3,499,692 shares were reserved for issuance pursuant to Parent's stock option and stock purchase plans for its employees and directors. Except for options and rights relating to shares described in clause (b) of the preceding sentence, and except as set forth in Section 5.2 of the Parent Disclosure Schedule or the Reports (as defined in Section 5.5), there are no options, warrants or other rights, agreements or commitments (contingent or otherwise) obligating Parent to issue shares of its capital stock or any other securities convertible into or evidencing the right to subscribe to shares of its capital stock.

     5.3  Authority Relative to this Agreement.  The execution, delivery and
          ------------------------------------
performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub have been duly authorized by all necessary action of the Boards of Directors and stockholders of Parent and Merger Sub. Certified copies of the resolutions adopted by the Boards of Directors of Parent and Merger Sub and Parent as sole stockholder of Merger Sub approving this Agreement, all other agreements contemplated hereby and the Merger have been or will be provided to Calogic prior to Closing. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has, or prior to Closing, will have duly and validly executed and delivered all other agreements contemplated hereby to be executed by it, and each of this Agreement and such other agreements constitutes a valid, binding and enforceable obligation of each of Parent and Merger Sub in accordance with its terms except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium of similar laws affecting creditors' rights generally, and general principles of equity.

     5.4  Non-Contravention. Assuming the accuracy of the representations and
          -----------------
warranties of Calogic and its stockholders contained in the Agreement and the other agreements contemplated hereby, neither the execution, delivery or performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of Parent or Merger Sub or any federal, foreign, state or local court or administrative order or process, statute, law, ordinance, rule or regulation, or any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of Parent; terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which Parent is a party, or under which Parent is obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound; or accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which Parent is a party, or under which Parent may be obligated, or by which Parent or any of the rights, properties or assets of Parent are subject or bound, other than any of the foregoing which would not have, individually or in the aggregate, a material adverse effect on Business Condition of Parent.

     5.5  Reports and Financial Statements. Parent has previously furnished or
          --------------------------------
made available to Calogic true and correct copies of its (i) Form 10-K for the period ended December 31, 1998, (ii) its Quarterly Report on Form 10-Q for the period ended June 30, 1999 (the "Recent 10-Q-"), (iii) all other reports filed
                                 -----------
by it with the Securities and Exchange Commission (the "Commission") under the
                                                        ----------
Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 1999 and (iv) Parent hereby agrees to furnish to Calogic true and correct copies of all reports filed by it with the Commission after the date hereof and prior to the Closing all in the form (including exhibits) so filed (collectively, the "Reports"). As of their respective dates, the Reports
                    -------
complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no additional filings or amendments to previously filed Reports are required pursuant to such rules and regulations. Each of the audited consolidated financial statements and unaudited interim financial statements included in Parent's Reports complied as to form in all material respects with the published rules and regulations of the Commission applicable thereto and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the entity or entities to which it relates as at its date or the results of operations, stockholders' equity or cash flows of such entity or entities (subject, in the case of unaudited statements, to the absence of footnote disclosure and in the case of unaudited interim statements to year-end adjustments, which will not be material either individually or in the aggregate, and except as described in Section 5.5 of the Parent Disclosure Schedule).

     5.6  Validity of Parent Merger Shares.  The Parent Merger Shares to be
          --------------------------------
issued in the Merger will, when issued, be, validly issued, fully paid and nonassessable and not subject to any preemptive rights (other than those which have been duly waived) or to any agreement to which Parent is a party or by which Parent may be bound.

     5.7  Consents and Approvals of Governmental Authorities. Assuming the
          --------------------------------------------------
accuracy of the representations and warranties of Calogic and its stockholders contained in the Agreement and the other agreements contemplated hereby, except for (a) the requirements of state securities (or "Blue Sky") laws, (b) the filing and recording of the Merger Documents as provided by the CGCL and the DGCL, (c) the filing of appropriate documents with the Nasdaq Stock Market and
(d) the filing of a Form D and a Form 8-K with the Commission, if applicable, and (e) any filings required by the H-S-R Act, no consent, approval order, or authorization of, or registration, declaration, or filing with or exemption by, any Governmental Entity is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement and all other agreements contemplated hereby by Parent and Merger Sub or the consummation of the Merger or any other transaction described herein.

     5.8  Absence of Certain Changes or Events. Since September 30, 1999, there
          ------------------------------------
has not been any material adverse change in the Business Condition of Parent.

     5.9   Investment Matters.  Parent is acquiring the Calogic Common Stock for
           ------------------
its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

     5.10  Disclosure.  Neither the representations or warranties made by Parent
           ----------
in this Agreement, nor the Parent Disclosure Schedule or any other certificate executed and delivered by Parent pursuant to this Agreement, when taken together and with knowledge of the contents of the Reports, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     5.11  Reliance.  The foregoing representations and warranties are made by
           --------
Parent with the knowledge and expectation that Calogic and the Stockholders are placing reliance thereon.

     5.12  Accounting Matters.  To the knowledge of Parent, neither Parent nor
           ------------------
any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles. Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the Commission.

     5.13  WARN Act.  Parent has no intention of initiating a "plant closing" or
           --------
"mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act with respect to Calogic employees.

     5.14  Certain Tax Matters.  To Parent's knowledge, neither Parent nor any
           -------------------
of its subsidiaries has taken or agreed to take any action that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.


                                  ARTICLE VI

                             COVENANTS OF CALOGIC


           During the period from the date of this Agreement (except as otherwise indicated) and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Calogic and the Stockholders agree (except as expressly contemplated by this Agreement or otherwise permitted with Parent's prior written consent which consent shall not be unreasonably withheld):

     6.1   Conduct of Business in Ordinary Course.  Calogic will carry on its
           --------------------------------------
business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable best efforts to preserve intact its present business organization, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers and distributors and others having business dealings with it. Calogic will confer on a regular and frequent basis with representatives of Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of

Calogic. The foregoing notwithstanding, Calogic will not except as consented to in writing by Parent (such consent not to be unreasonably withheld):

          (a) other than in the ordinary course of business, enter into any material commitment or transaction, including but not limited to any purchase of assets (other than raw materials, supplies or cash equivalents) for a purchase price in excess of $50,000;

          (b) grant any bonus, severance or termination pay to any officer, director, independent contractor or employee of Calogic except as set forth in
Section 3.8 of the Calogic Disclosure Schedule;

          (c) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing or publishing rights, or is granted distribution rights of any type or scope with respect to any products of Calogic, other than in the ordinary course of business;

          (d) other than in the ordinary course of business, enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments, or commitments, or amend or otherwise change in any material respect the terms thereof in a manner adverse to Calogic;

          (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Calogic in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of Calogic's business; provided, that Calogic consults with Parent prior to filing such suit, or (iii) for a breach of this Agreement or any agreement related hereto;

          (f) modify in any material respect existing discounts or other terms and conditions with dealers, distributors and other resellers of Calogic's products or services in a manner adverse to Calogic;

          (g) accelerate the vesting or otherwise modify any Calogic Option, restricted stock or other outstanding rights or other securities;

          (h) take any action which would make any representation or warranty in this Agreement untrue or incorrect, as if made as of such time;

          (i) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

          (j) agree in writing or otherwise to take any of the foregoing actions.

     6.2  Dividends, Issuance of, or Changes in Securities.  Calogic will not:
          ------------------------------------------------
(i) declare or pay any dividends on or make other distributions to its stockholders (whether in cash, shares or property), (ii) issue, deliver, sell, or authorize, propose, or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating Calogic to issue any such shares, Company Voting Debt or other convertible securities except as any of the foregoing is required by Calogic Options; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Calogic, (iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or options or warrants related thereto, or (v) propose any of the foregoing except as contemplated herein in connection with the transactions described in this Agreement.

     6.3  Governing Documents.   Calogic will not amend its Charter Documents.
          -------------------

     6.4  No Acquisitions.   Calogic will not authorize, recommend, propose or
          ---------------
announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), or any acquisition of assets or securities, other than acquisitions in the ordinary course of business.

     6.5  No Dispositions.   Calogic will not sell, lease, license, transfer,
          ---------------
mortgage, encumber or otherwise dispose of any of its material assets or cancel, release, or assign any material indebtedness or claim, except in the ordinary course of business.

     6.6  Indebtedness.   Calogic will not incur indebtedness in excess of an
          ------------
aggregate amount of $500,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise.

     6.7  Compensation.   Calogic will not adopt or amend, or modify in any
          ------------
material respect, any Plan or pay any pension or retirement allowance not required by any existing Plan. Calogic will not enter into or modify any employment or severance contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries, severance and other remuneration for which Calogic is obligated under arrangements existing prior to the Unaudited Balance Sheet Date to which Calogic is a party and which have been disclosed in the Calogic Disclosure Schedule.

     6.8  Claims.  Calogic will not settle any claim, action or proceeding,
          ------
except in the ordinary course of business.

     6.9  Access to Properties and Records.  Subject to contractual and other
          --------------------------------
obligations, Calogic will give Parent and its representatives full access, at a place reasonably acceptable to Calogic, during reasonable business hours and following reasonable notice but in such a manner as not unduly to disrupt the business of Calogic, to its senior management, senior technical personnel, premises, properties, contracts, commitments, books, records and affairs, and will provide Parent with such financial, technical and operating data and other information pertaining to its business as Parent may reasonably request. With Calogic's prior consent, which will not be unreasonably withheld, Parent will be entitled in conjunction with Calogic personnel to make appropriate inquiries of third parties in the course of its investigation.

     6.10 Breach of Representations and Warranties.  Calogic will not take any
          ----------------------------------------
action that would cause or constitute a breach of any of the representations and warranties set forth in Article III or that would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after obtaining knowledge of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Calogic will give detailed notice thereof to Parent and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     6.11  Consents.  Calogic will promptly apply for or otherwise seek and use
           --------
its reasonable best efforts to obtain, all Consents, and make all filings required with respect to the consummation of the Merger.

     6.12  Tax Returns.  Calogic will promptly provide or make available to
           -----------
Parent copies of all of its tax returns, reports and information statements that have been filed or are filed prior to the Closing Date.

     6.13  Stockholder Approval.  Each of the Stockholders agrees to vote all of
           --------------------
such Stockholder's shares of Calogic Common Stock for the approval of this Agreement and the appropriate Merger Documents as required by the CGCL.

     6.14  Preparation of Disclosure and Solicitation Materials.  As promptly as
           ----------------------------------------------------
practicable after the execution of this Agreement, Calogic will promptly submit to its stockholders, information and documents relating to Calogic, its business or operations, Parent, its business or operations, the terms of the Merger and this Agreement as reasonably agreed by counsel to Parent and Calogic and intended to comply in all material respects with Regulation D under the Securities Act and the material facts concerning all payments which in the absence of stockholder approval would be "Parachute Payments" as defined in Code
Section 280G(b)(2), in form and substance satisfactory to Parent and its counsel, to satisfy all requirements applicable to Calogic of applicable state and federal securities laws, the CGCL and Code Section 280G(b)(5)(B) and the regulations thereunder. Calogic will promptly set a record date, give notice of a special meeting, solicit consents and/or give notices to holders of Dissenting Shares so as to facilitate the Closing of the Merger as of the earliest practicable date.

     6.15  Exclusivity; Acquisition Proposals.  Unless and until this Agreement
           ----------------------------------
will have been terminated by either party pursuant to Article XI hereof and thereafter subject to Section 11.5, neither Calogic nor any of the Stockholders will (and each will use its reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any Person to take, directly or indirectly, any of the following actions with any party other than Parent and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of Calogic's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"), (ii) disclose,
                                      -----------------------
in connection with an Acquisition Transaction, any information not customarily disclosed to any Person other than Parent or its representatives concerning Calogic's business or properties or afford to any Person other than Parent or its representatives access to its properties, books, or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In the event that Calogic is contacted by any third party expressing an interest in discussing an Acquisition Transaction, Calogic will promptly notify Parent of such contact and the identity of the party so contacting Calogic.

     6.16  Notice of Events.  Throughout the period between the date of this
           ----------------
Agreement and the Closing, Calogic will promptly advise and consult with Parent regarding (i) any and all material events and developments concerning its financial position, results of operations, assets, liabilities or business and
(ii) any and all material adverse changes to the representations, warranties and covenants of Calogic and the Stockholders contained in this Agreement.

     6.17  Reasonable Best Efforts.  Calogic and each of the Stockholders will
           -----------------------
use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     6.18  Insurance.  Calogic will use its reasonable best efforts to maintain
           ---------
in force at the Effective Time policies of insurance of the same character and coverage as those described in the Calogic Disclosure Schedule, and Calogic will promptly notify Parent in writing of any material changes in such insurance coverage occurring prior to the Effective Time.


                                  ARTICLE VII

                              COVENANTS OF PARENT


     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time (or later where so indicated), Parent and Merger Sub agree (except as expressly contemplated by this Agreement or with Calogic's prior written consent which consent will not be unreasonably withheld):

     7.1   Breach of Representations and Warranties.  Neither Parent nor Merger
           ----------------------------------------
Sub will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article V or which would cause any of such representations and warranties to be inaccurate in any material respect or that would constitute a breach of any of its other obligations under this Agreement. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Parent will give detailed notice thereof to Calogic and will use its reasonable best efforts to prevent or remedy promptly such breach or inaccuracy.

     7.2   Additional Information; Access.  Parent will provide Calogic and its
           ------------------------------
stockholders with the information relating to Parent referred to in Section 5.5. In addition, Parent will afford to Calogic and to its counsel and to the persons expected to become stockholders of Parent pursuant to the Merger access throughout the period prior to the Effective Time to its senior management and all other information concerning Parent as Calogic or such stockholder may reasonably request. Such stockholders will also be afforded the opportunity to ask questions and to receive accurate and complete answers from Parent concerning the terms and conditions of the Merger and the issuance of the Parent Merger Shares pursuant thereto.

     7.3  Consents.  Parent will promptly apply for or otherwise seek, and use
          --------
its reasonable best efforts to obtain, all consents and approvals, and make filings, required with respect to the consummation of the Merger.

     7.4  Reasonable Best Efforts.  Each of Parent and Merger Sub will use its
          -----------------------
reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

     7.5  Officers and Directors.  Parent agrees that all rights to
          ----------------------
indemnification existing on the date hereof in favor of the present or former officers and directors of Calogic with respect to actions taken in their capacities as directors or officers of Calogic prior to the Effective Time as provided in the Charter Documents of Calogic and any applicable indemnification agreements (copies of which have been provided to Parent) will survive the Merger and continue in full force and effect following the Effective Time and the obligations related thereto will be assumed by Parent. Notwithstanding the foregoing the provisions of such Charter Documents or agreements will have no effect on the obligations of any stockholders of Calogic pursuant to Article X of this Agreement or the Escrow Agreement.

     7.6  Nasdaq National Market Listing.  Parent will use its reasonable best
          ------------------------------
efforts to cause the Parent Merger Shares to be authorized for trading on the Nasdaq National Market as soon as practicable. Parent will use its best efforts to issue its fourth quarter 1999 and year-end earnings press release prior to February 29, 2000.

     7.7  Notice of Events.  Throughout the period between the date of this
          ----------------
Agreement and the Closing, Parent will promptly advise and consult with Calogic regarding any and all material adverse change to the representations, warranties and covenants of Parent and Merger Sub contained in this Agreement.

     7.8  Third Party Beneficiaries.  Sections 7.5 and 7.6 will survive the
          -------------------------
consummation of the Merger, are intended to benefit the stockholders of Calogic that receive Parent Merger Shares (the "New Parent Stockholders"), will be
                                        -----------------------
binding on Parent and its successors and assigns, and will be enforceable by the officers and directors of Calogic and the New Parent Stockholders.

     7.9  Exclusivity; Acquisition Proposals.  Unless and until this Agreement
          ----------------------------------
will have been terminated by either party pursuant to Article XI hereof and thereafter subject to Section 11.5, Parent will not (and will use its reasonable best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any Person to take, directly or indirectly any of the following actions with any party other than Calogic or its Stockholders unless the Board of Directors of Parent believes, after consultation with outside legal counsel, that the failure to take such actions would be inconsistent with the fiduciary duties of the Board of
Directors: (i) solicit, encourage, initiate or participate in any negotiations, inquiries, or discussions with respect to any offer or proposal to acquire all or any significant part of Parent's business, assets or capital stock, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition
                                                           -----------
Transaction"), (ii) disclose, in connection with an Acquisition Transaction, any
-----------
information not customarily disclosed to any Person other than to Calogic and the Stockholders concerning Parent's business or properties or afford to any Person other than to Calogic and the Stockholders access to its properties, books, or records, except in the ordinary course of business and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement relating to an Acquisition Transaction, or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Merger. In the event that Parent is contacted by any third party expressing an interest in discussing an Acquisition Transaction, Parent will promptly notify Calogic of such contact and the identity of the party so contacting Parent.

                                 ARTICLE VIII

                             ADDITIONAL AGREEMENTS


     In addition to the foregoing, Parent, Merger Sub, Calogic and the Stockholders each agree to take the following actions after the execution of this Agreement.

     8.1  Investment Agreements.  All resales of Parent Merger Shares by the New
          ---------------------
Parent Stockholders will be subject to the restrictions imposed by the investment agreements (the "Investment Agreements") in the form attached as
                            ---------------------
Exhibit 8.1 and the registration rights agreement (the "Registration Rights
-----------                                             -------------------
Agreement") in the form attached as Exhibit 8.2, each of which will be entered
---------                           -----------
into by each New Parent Stockholder and Parent. Parent will be entitled to place the legends as referred to in the form of Investment Agreement on each certificate evidencing any Parent Common Shares to be received by New Parent Stockholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Shares consistent with the terms of the Investment Agreements.

     8.2  Legal Conditions to the Merger.  Each of Parent, Merger Sub, Calogic
          ------------------------------
and the Stockholders will use all reasonable best efforts to take actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger. Each of Parent, Merger Sub, Calogic and the Stockholders will use all reasonable best efforts to take all actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Calogic, Merger Sub, or Parent in connection with the Merger, or the taking of any action contemplated thereby or by this Agreement.

     8.3  Employee Benefits.  Nothing contained herein will be considered as
          -----------------
requiring Calogic or Parent to continue any specific plan or benefit, or to confer upon any employee, beneficiary, dependent, legal representative or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category, except as specifically provided for in an offer letter or other agreement of employment. It is specifically understood that continued employment with Calogic or employment with Parent is not offered or implied for any other employees of Calogic and any continuation of employment with Calogic after the Closing will be at will except as specifically provided otherwise in an offer letter or other agreement of employment.

     8.4  Expenses.  Except as provided below, whether or not the Merger is
          --------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby, including investment banking, legal and accounting expenses, will be paid by the party incurring such expense; provided, however, that any expenses incurred by Calogic on its behalf or on behalf of a stockholder in excess of an aggregate of $450,000 shall be borne or reimbursed by the Stockholders (without regard to Section 10.4); provided, further, that Calogic will estimate and itemize any such investment banking, legal and accounting expenses of Calogic prior to Closing and provide Parent with a copy of such estimate at least 2 business days prior to the Closing; and provided, further, that the provisions of this Section 8.4 shall not be construed to relieve a party from liability resulting from such party's breach of this Agreement.

     8.5  Additional Agreements.  In case at any time after the Effective Time
          ---------------------
any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Calogic, the proper officers and directors of each corporation which is a party to this Agreement will take all such necessary action. Without limiting the foregoing, on or prior to the Closing Date, Calogic will deliver to Parent a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent.

     8.6  Public Announcements.  Neither Parent, Calogic nor any of the
          --------------------
Stockholders will disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys, advisors and accountants of the parties hereto, or except as Parent or Calogic determines in good faith to be required by applicable law) without the prior written agreement of Parent and Calogic. In the event of any disclosure required by law, Parent and Calogic will consult each other as to the contents thereof prior to making such disclosure to the extent permitted by law.

     8.7  Confidentiality. Calogic and Parent have entered into a Mutual Non-
          ---------------
Disclosure and Confidentiality Agreement dated June 17, 1999 as amended (the "Non-Disclosure Agreement") concerning each party's obligations to protect the confidential information of the other party. Calogic and Parent each hereby affirm each of their obligations under such agreement. If this Agreement is terminated in accordance with Article XI hereof, Parent will, and will cause its accountants, counsel and other representatives to deliver to Calogic all documents and other material, and all copies thereof, obtained by Parent or on its behalf from Calogic in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Article XI hereof, Calogic will, and will cause its accountants, counsel and other representatives to, deliver to Parent all documents and other material, and all copies thereof, obtained by Calogic or on its behalf or by a Stockholder from Parent in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

     8.8  Pooling.
          -------

          (a) Parent, the Merger Sub, Calogic and each of Stockholders will use all reasonable best efforts, will cooperate fully and will take all actions as are reasonably necessary to allow the

Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which will be acceptable to the Commission.

          (b) Calogic has delivered to Parent prior to the date of this Agreement a letter that identifies all persons who it believes (based on the advice of counsel) may be "affiliates" of Calogic, as such term is used in Rule 145 under the Securities Act and applicable accounting pronouncements of the Commission (each such Person, an "Calogic Affiliate"). Each such Calogic
                                  -----------------
Affiliate has executed and delivered to Parent a written agreement (an "Affiliate Agreement") in the form of Exhibit 8.8 hereto to the effect that such
 -------------------                  -----------
Calogic Affiliate (i) has not made and will not make any disposition of any shares of Calogic Common Stock or other securities of Calogic in the 30-day period prior to the Effective Time, and (ii) will not make any disposition of any of the Parent Merger Shares to be received by such Person after the Effective Time until Parent shall have publicly released a report including the combined financial results of Parent and Calogic for a period of at least 30 days of combined operations of Parent and Calogic.

     8.9  Hart-Scott-Rodino Filing.  If and to the extent applicable, Parent,
          ------------------------
Calogic and each Stockholder agree to file, and to cause any other Person obligated to do so as a result of such person's stock holdings in Parent or Calogic, a Notification and Report Form in accordance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "H-S-R Act") with the
                                                     ---------
Antitrust Division of the United States Department of Justice and the Federal Trade Commission within 10 business days of the date hereof and to use its and their reasonable best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein.

     8.10 Environmental Matters.  Parent has, engaged Levine-Fricke, Inc. (the
          ---------------------
"Environmental Consultant") to do an "environmental site assessment" (the "Environmental Assessment Report") on Calogic's premises in Freemont and Pleasanton, California. Calogic agrees to provide reasonable access to Parent and Environmental Consultant to such premises to permit the preparation of the Environmental Assessment Report after Calogic has approved the engagement letter with Environmental Consultant (which approval shall not be unreasonably withheld) in respect of such Environmental Assessment Report.

     Parent agrees to cause such report to be completed as soon as possible, and in no event later than November 15, 1999. In the event such report indicates that environmental contamination exists at such premises, then prior to the Closing Date the parties hereto shall negotiate in good faith as to whether Calogic will be liable for the costs of remediating any such contamination and to reduce the number of Parent Merger Shares (valued at the Parent Average Closing Price) to reflect a reasonable estimate of the liability to Calogic for the cost of remediating such contamination; provided, however, that in the event it is not reasonably likely that Calogic would actually be held liable for any of the costs of remediating such contamination, then no such reduction shall be made; provided, further, that such reduction shall reflect Calogic's share of the cost of any such remediation reduced by the liability of any other parties which may reasonably be determined to share in liability for such remediation costs or by any anticipated recovery on any available insurance.

                                  ARTICLE IX

                             CONDITIONS PRECEDENT


     9.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger will be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Governmental Approvals.  Other than the filing of the Merger
               ----------------------
Documents with the Secretary of State of California and Delaware, all statutory requirements and all Consents of Governmental Entities legally required for the consummation of the Merger and the transactions contemplated by this Agreement will have been filed, occurred, or been obtained, other than such Consents for which the failure to obtain would not have a material adverse effect on the consummation of the Merger or the other transactions contemplated hereby or on the Business Condition of Parent or Calogic. If and to the extent applicable, the filing and waiting period requirements under the H-S-R Act will have been complied with and will have expired or terminated.

          (b)  No Restraints.  No statute, rule or regulation, and no final and
               -------------
nonappealable order, decree or injunction will have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     9.2  Conditions of Obligations of Parent and Merger Sub.  The obligations
          --------------------------------------------------
of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

          (a)  Representations and Warranties of Calogic and the Stockholders.
               --------------------------------------------------------------
The representations and warranties of Calogic and the Stockholders set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) as otherwise contemplated by this Agreement, (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Parent and (iii) for representations and warranties specifically limited to an earlier date(s). Parent will have received a certificate signed by or on behalf of each of the Stockholders and by the chief executive officer and the chief financial officer of Calogic to such effect on the Closing Date.

          (b)  Performance of Obligations of Calogic and the Stockholders.
               ----------------------------------------------------------
Calogic and the Stockholders will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except (i) as otherwise contemplated or permitted by this Agreement and (ii) as a result of actions taken or not taken at the direction of or after consultation with and written concurrence of Parent, and Parent will have received a certificate signed by each of the Stockholders and by the chief executive officer and the chief financial officer of Calogic to such effect on the Closing Date.

          (c) Investment and Escrow Agreements. Parent will have received from
              --------------------------------
stockholders of Calogic constituting at least 95% of the Outstanding Calogic Shares duly executed Investment Agreements and the Escrow Agreement.

          (d) Employment and Noncompetition Agreements.  Manuel Del Arroz will
              ----------------------------------------
have executed an employment agreement (the "Employment Agreement") and a non-solicitation agreement (the "Non-Solicitation Agreement") in the form previously provided by Parent to Calogic.

          (e) Legal Action.  There will not be overtly threatened or pending any
              ------------
action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Parent, Merger Sub or Calogic as a result of such transactions; or (ii) seeking to prohibit or impose any limitations on Parent's ownership or operation of all or any portion of Calogic's business or assets, or to compel Parent to dispose of or hold separate all or any portion of its or Calogic's business or assets as a result of the transactions contemplated by the Agreement which if successful would have a material adverse effect on Parent's ability to receive the anticipated benefits of the Merger and the employment of the individuals referenced in Section 9.2(d).

          (f) Opinion of Counsel.  Parent will have received an opinion dated as
              ------------------
of the Closing Date of Cohen & Ostler, counsel to Calogic, and Cooley Godward LLP, special counsel to Calogic, substantially in the form attached as Exhibit
                                                                       -------
9.2.
---

          (g) Consents.  Parent will have received duly executed copies of all
              --------
Consents relating to the leases for the 235/237/239 Whitney, Fremont, California and Serpentine, Pleasanton, California locations.

          (h) Termination of Rights and Certain Securities.  Any registration
              --------------------------------------------
rights, rights of refusal, voting rights, rights to any liquidation preference or redemption rights relating to any security of Calogic will have been terminated or waived or satisfied as of the Closing.

          (i) Stockholder Approvals.  This Agreement and the Merger will have
              ---------------------
been approved by stockholders of Calogic holding at least ninety-five percent (95%) of the voting power of the Outstanding Calogic Shares. Any Parachute Payments will have been approved by the percentage of holders of the Outstanding Calogic Shares as required by law (as reasonably interpreted by counsel for Parent).
          (j) Parent Pooling Letter.  Parent will have received an unqualified
              ---------------------
written opinion from KPMG LLP, Parent's independent accountants, to the effect that such firm concurs with Parent's management that no conditions exist that would preclude Parent from accounting for the Merger as a "pooling of interests" under applicable rules and regulations of the Commission (unless the failure to receive such opinion results from a breach by Parent or Merger Sub of any covenant contained in this Agreement).

          (k) Corporate Proceedings Satisfactory.  All corporate and other
              ----------------------------------
proceedings to be taken by Calogic in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Parent and its counsel, and Parent and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

          (l) Securities Law Compliance. Parent will be satisfied, in its sole
              -------------------------
discretion, that the approval of the Merger, this Agreement and all associated transactions by the stockholders of Calogic and the issuance of Parent Merger Shares hereunder will have been conducted in compliance with Regulation D under the Securities Act;

          (m) Termination of Certain Agreement and Arrangements.  The agreements
              -------------------------------------------------
and arrangements described in Section 3.17(8) of the Calogic Disclosure Schedule will have been terminated with no liability to Calogic and evidence of such termination will have been delivered to Parent.

     9.3  Conditions of Obligations of Calogic and Stockholders.  The obligation
          -----------------------------------------------------
of Calogic and the Stockholders to effect the Merger is subject to the satisfaction of the following conditions unless waived by Calogic and the
Stockholders:

          (a) Representations and Warranties of Parent and Merger Sub.  The
              -------------------------------------------------------
representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Calogic will have received a certificate signed on behalf of Parent and Merger Sub by a duly authorized officer of Parent and Merger Sub to such effect on the Closing Date.

          (b) Performance of Obligations of Parent and Merger Sub.  Parent and
              ---------------------------------------------------
Merger Sub will have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date, and Calogic will have received a certificate signed on behalf of Parent and Merger Sub by duly authorized officers of Parent and Merger Sub to such effect on the Closing Date.

          (c) Opinion of Parent's Counsel.  Calogic and the Stockholders have
              ---------------------------
received an opinion dated the Closing Date of Testa, Hurwitz & Thibeault, LLP, substantially in the form attached as Exhibit 9.3.
                                      -----------

          (d) Stockholder Approval.  This Agreement and the Merger will have
              --------------------
been approved and adopted by the requisite vote of the stockholders of Calogic, as required by the CGCL and Calogic's Charter Documents; provided, however, that the inclusion of this condition will not be construed in any way as excusing any of the Stockholders from fulfilling their covenant in Section 6.13.

          (e) Escrow and Registration Rights Agreements.  Parent shall have duly
              -----------------------------------------
executed and delivered the Escrow Agreement and the Registration Rights
Agreement.

          (f) Legal Action.  There will not be overtly threatened or pending any
              ------------
action, proceeding or other application before any court or Governmental Entity brought by any Person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages from Calogic or the Stockholders as a result of the transactions contemplated by this Agreement or (ii) restricting in any way the receipt, ownership, or ability to dispose of the consideration to be received by any stockholder of Calogic in the transactions contemplated by this Agreement.

           (g) Parent Average Closing Price.  The Parent Average Closing Price
               ----------------------------
shall be greater than or equal to $ 6.00, subject to adjustment, as appropriate, for any stock split, stock dividend, reclassification, recapitalization or similar event.

           (h) Corporate Proceedings Satisfactory.  All corporate and other
               ----------------------------------
proceedings to be taken by Parent in connection with the transactions contemplated hereby and all documents incident thereto will be satisfactory in form and substance to Calogic and its counsel, and Calogic and its counsel will have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.


                                   ARTICLE X

                                INDEMNIFICATION


     10.1  Indemnification Relating to Agreement.  Subject to Sections 10.4 and
           -------------------------------------
10.6, the Stockholders and, as an integral term of the Merger, all other stockholders of Calogic who accept the Parent Merger Shares and execute the Escrow Agreement (which is a condition to receiving such consideration), jointly and severally, hereby agree to defend, indemnify and hold Parent harmless from and against, and to reimburse Parent with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees), determined as provided in Section 10.4 ("Indemnifiable Amounts"), of every nature whatsoever incurred by Parent (which
  ---------------------
will be deemed to include any of the foregoing incurred by the Surviving Corporation) by reason of or arising out of or in connection with (i) any breach, or any claim (including claims by parties other than Parent) that constitutes a breach, by Calogic or any of the Stockholders of any representation or warranty of Calogic or the Stockholders contained in this Agreement or in any certificate or other document delivered to Parent pursuant to this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent, (ii) the failure, partial or total, of Calogic or any of the Stockholders to perform any agreement or covenant required by this Agreement to be performed by it or them other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Parent and (iii) any federal or state Tax liability, or asserted liability, of Calogic attributable to periods (or any portion thereof) ending on or prior to the Closing but only to the extent such liabilities were not accrued for on the Balance Sheet. The foregoing obligations to indemnify Parent will be determined without regard to any right to indemnification to which any Person may have in his or her capacity as an officer, director, employee, agent or any other capacity of Calogic, and no stockholder of Calogic will be entitled to any indemnification from Calogic or the Surviving Corporation for amounts paid hereunder. There will be no right of contribution or subrogation from Parent or the Surviving Corporation for indemnification payments made by or for the account of the Stockholders.

     10.2  Third Party Claims.  With respect to any claims or demands by third
           ------------------
parties as to which Parent may seek indemnification hereunder, other than claims or demands covered by Section 10.3, whenever Parent will have received a written notice that such a claim or demand has been asserted or threatened, Parent will promptly notify the "Indemnification Representative" (as designated in the Escrow Agreement) of such claim or demand and of the facts within Parent's knowledge that relate thereto within a reasonable time after receiving such written notice. The Indemnification Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection, reasonably satisfactory to Parent, and solely at the Stockholders' own cost and expense, which costs and expenses will be payable out of the property being held pursuant to the Escrow Agreement. Notwithstanding the preceding sentence, the Indemnification Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Parent, which consent will not be unreasonably
withheld.   Without limiting Parent's rights to object for other reasons, Parent may object to a settlement or compromise which includes any provision which in its reasonable judgment may have an adverse impact on or establish an adverse precedent for the Business Condition of Parent or any of its Subsidiaries. If the Indemnification Representative gives notice to Parent within twenty (20) calendar days after Parent has notified the Indemnification Representative that any such claim or demand has been made in writing, that the Indemnification Representative elects to have Parent defend, contest, negotiate, or settle any such claim or demand, then Parent will have the right to contest and/or settle any such claim or demand and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts; provided, however, that Parent will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Indemnification Representative, which consent will not be unreasonably withheld. If the Indemnification Representative fails to give written notice to Parent of his intention to contest or settle any such claim or demand within twenty (20) calendar days after Parent has notified the Indemnification Representative that any such claim or demand has been made in writing, or if any such notice is given but any such claim or demand is not contested by the Indemnification Representative within a reasonable time thereafter, Parent will have the right to contest and/or settle any such claim or demand in its sole discretion and seek indemnification pursuant to this Article X as to any Indemnifiable Amounts.

     10.3  Tax Contests. Notwithstanding any of the foregoing, Parent will have
           ------------
the right to conduct any Tax audit or other Tax contest relating to the Surviving Corporation. Parent will conduct any such Tax audit or other Tax
contest in good faith.   With respect to any matters relating to such Tax audits
or other Tax contests as to which Parent may seek indemnification hereunder, Parent shall consult with the Indemnification Representative and allow him to comment before taking any position or making any written submission with any Governmental Entity with regard to any Indemnifiable matter.

     10.4  Limitations.  Notwithstanding any other provision in this Article X,
           -----------
Parent will be entitled to indemnification only to the extent that the aggregate Indemnifiable Amounts (which shall be determined for all purposes of this
Article X disregarding any qualification in any representation or warranty as to "materially" or "material") exceed Five Hundred Thousand Dollars ($500,000) (the "Threshold Amount"). The aggregate amount to which Parent will be entitled to
 ----------------
be indemnified will not exceed a dollar amount equal to ten percent (10%) of Parent Merger Shares valued at the Parent Average Closing Price, and the liability of any single Stockholder for indemnification obligations shall be limited to such Stockholder's pro rata share of any Indemnifiable Amounts based on the number of

Parent Merger Shares received by such Stockholder relative to the aggregate number of Parent Merger Shares; provided, however, that the limitation on the obligations of any Person for Indemnifiable Amounts arising out of criminal activity or fraud or willful misstatements or omissions by Calogic or such Person will be a Dollar amount equal to the aggregate number of Parent Merger Shares received by such Person valued at the Parent Average Closing Price. Parent will first seek reimbursement of any Indemnifiable Amounts pursuant to the provisions of the Escrow Agreement, but may seek indemnification hereunder with respect to any Indemnifiable Amounts after the termination of the Escrow Agreement, subject to Section 10.6. During the term of the Escrow Agreement, Parent's sole remedy will be a claim pursuant to the Escrow Agreement. To the extent Parent is paid an amount on account of an Indemnifiable matter in excess of the limitation set forth above, Parent will promptly remit such excess amount to the party entitled thereto.

     10.5  Binding Effect.  The indemnification obligations contained in this
           --------------
Article X are an integral part of this Agreement and the Merger in the absence of which Parent would not have entered into this Agreement.

     10.6  Time Limit. The representations, warranties, covenants and agreements
           ----------
of Calogic and the Stockholders set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but, absent fraud, any claims with respect thereto may be made only on or before the first yearly anniversary of the date of this Agreement; provided, however, that claims relating to the representations and warranties in Section 3.6 may be made only on or before the date Parent publishes financial results covering at least 30 days combined operations of Parent and Calogic.

     10.7  Sole Remedy.  Notwithstanding any other provision in this Agreement
           -----------
to the contrary, except as provided for in the Holder Agreement of even date herewith, among Parent, Calogic and Manuel Del Arroz (the "Holder Agreement") the provisions of this Article X and the provisions of the Escrow Agreement will be the sole and exclusive remedy of (and corresponding liability of any stockholder of Calogic, in such stockholder's capacity as such, to) Parent, Merger Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; provided, however, that nothing in this Agreement or the Escrow Agreement will be deemed to limit any right or remedy for criminal activity or fraud, or willful misstatements or omissions, or breaches of covenants or inaccuracies in any representations or warranties set forth in any other agreement contemplated by this Agreement, including any Investment Agreement, Affiliate Agreement, the Employment Agreement, the Non solicitation Agreement, the Registration Rights Agreement or the Holder Agreement.


                                  ARTICLE XA

                           INDEMNIFICATION BY PARENT

     10.1A  Indemnification Relating to Agreement.  Subject to Sections 10.2A
            -------------------------------------
and 10.3A, Parent hereby agrees to defend, indemnify and hold the Stockholders and all other stockholders of Calogic who accept the Parent Merger Shares (the "Indemnified Stockholders") harmless from and against, and to reimburse the
 ------------------------
Indemnified Stockholders with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees), determined as provided in Section 10.2A ("Stockholder Indemnifiable Amounts"), of every nature whatsoever incurred by
  ---------------------------------
the Indemnified Stockholders by reason of or arising out of or in connection with (i) any breach, or any claim that constitutes a breach, by Parent or Merger Sub of any representation or warranty of Parent or Merger Sub contained in this Agreement or in any certificate or other document delivered by Parent or Merger Sub to the Indemnified Stockholders or Calogic pursuant to this Agreement, other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Calogic or the Indemnified Stockholders, and (ii) the failure, partial or total, of Parent or Merger Sub to perform any agreement or covenant required by this Agreement to be performed by it other than any breach or related claim taken or not taken at the written direction of or after consultation with and written concurrence of Calogic or the Indemnified Stockholders.

     10.2A  Limitations.  Notwithstanding any other provision in this Article
            -----------
XA, the Indemnified Stockholders will be entitled to indemnification only to the extent that the aggregate Stockholder Indemnifiable Amounts (which shall be determined for all purposes of this Article XA disregarding any qualification in any representation or warranty as to "materially" or "material") exceed Five Hundred Thousand Dollars ($500,000) (the "Stockholder Threshold Amount"). The
                                          ----------------------------
aggregate amount to which the Indemnified Stockholders will be entitled to be indemnified will not exceed a dollar amount equal to ten percent (10%) of Parent Merger Shares valued at the Parent Average Closing Price, provided, however, that the limitation on the obligations of Parent for Stockholder Indemnifiable Amounts arising out of criminal activity or fraud or willful misstatements or omissions by Parent or Merger Sub will be a dollar amount equal to the aggregate number of Parent Merger Shares valued at the Parent Average Closing Price. To the extent an Indemnified Stockholder is paid an amount on account of an Indemnifiable matter in excess of the limitation set forth above, such Indemnified Stockholder will promptly remit such excess amount to Parent.

     10.3A  Time Limit. The representations, warranties, covenants and
            ----------
agreements of Parent and Merger Sub set forth in this Agreement will survive the Closing and the consummation of the transactions contemplated by this Agreement, but any claims with respect thereto may be made only on or before the first yearly anniversary of the date of this Agreement; provided, however, that claims alleging fraud or willful misstatements or omissions of Parent or Merger Sub may be made only on or before the third yearly anniversary of the Closing Date.

     10.4A  Sole Remedy.  Notwithstanding any other provision in this Agreement
            -----------
to the contrary, the provisions of this Article XA will be the sole and exclusive remedy of (and corresponding liability of Parent and Merger Sub) the Indemnified Stockholders for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions contemplated hereby; provided, however, that nothing in this Agreement will be deemed to limit any right or remedy for criminal activity or fraud, or willful misstatements or omissions, or breaches of covenants or inaccuracies in any representations or warranties set forth in any other agreement contemplated by this Agreement, including any employment agreements or the Registration Rights Agreement.

                                  ARTICLE XI

                                  TERMINATION


     11.1  Mutual Agreement.  This Agreement may be terminated at any time prior
           ----------------
to the Effective Time by the written consent of Parent and Calogic.

     11.2  Termination by Parent.  This Agreement may be terminated by Parent
           ---------------------
(provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Calogic, if there has been a material breach by Calogic or a Stockholder of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 9.2 and has not been cured within five (5) business days following receipt by Calogic of notice of such breach.

     11.3  Termination by Calogic.  This Agreement may be terminated by Calogic
           ----------------------
(provided that it is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement) alone, by means of written notice to Parent, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or other ancillary agreements, which breach would result in a failure to satisfy the closing conditions contained in Section 9.3 and has not been cured within five (5) business days following receipt by Parent of notice of such breach.

     11.4  Outside Date.  This Agreement may be terminated by Parent alone or by
           ------------
Calogic alone by means of written notice if the Effective Time does not occur on or prior to November 30, 1999; provided, however, that the right to terminate this Agreement pursuant to the preceding clause will not be available to any party whose failure to fulfill any obligation under this Agreement has been a significant cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

     11.5  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either Calogic or Parent as provided in this Article, this Agreement will forthwith become void and have no effect, and there will be no liability or obligation on the part of Parent, Calogic, Merger Sub, the Stockholders or their respective officers or directors, except that (i) the provisions of Sections 8.4, 8.6, 8.7 (including the provisions of the Non-Disclosure Agreement) and
12.2 will survive any such termination and abandonment, and (ii) no party will be released or relieved from any liability arising from the willful breach by such party prior to termination of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                  ARTICLE XII

                                 MISCELLANEOUS


     12.1  Entire Agreement.  This Agreement, including the exhibits, schedules
           ----------------
and other agreements delivered pursuant to this Agreement, contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter other than the Non-Disclosure Agreement and the Holder Agreement.

     12.2  Governing Law; Consent to Jurisdiction.  The Merger will be governed
           --------------------------------------
by the CGCL and the DGCL to the extent applicable, and all other aspects of this Agreement will be governed by the internal laws of the Commonwealth of Massachusetts. Legal proceedings relating to this Agreement, the agreements executed in connection with this Agreement or the transactions contemplated hereby or thereby may be commenced only in the state or federal courts in Boston, Massachusetts. Each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The foregoing provisions will not be construed to preclude any party from bringing a counter-claim in any action or proceeding properly commenced in accordance with the foregoing provisions. Process in any such action or proceeding may be served on any party anywhere in the world. Notwithstanding the foregoing, any dispute relating to a claim under the Escrow Agreement will be resolved in accordance with the arbitration provisions of the Escrow Agreement.

     12.3  Notices.   All notices, requests, demands or other communications
           -------
which are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to Parent or Merger Sub         Sipex Corporation
     --------------------------
                                        22 Linnell Circle
                                        Billerica, MA 01821
                                        Attention:  Frank DiPietro
                                        Telephone No.: (978) 671-1909
                                        Fax No.: (978) 670-9088

                                        With a copy to:
                                        ---------------
                                        Testa, Hurwitz & Thibeault, LLP
                                        125 High Street
                                        Boston, Massachusetts 02110
                                        Attention: Timothy C. Maguire, Esq.
                                        Telephone No.: (617) 248-7000
                                        Fax No.: (617) 248-7100

     If to Calogic:           Calogic
     --------------
                              237 Whitney Place
                              Fremont, CA 94539
                              Attention: Chief Executive Officer
                              Telephone No.: (510) 656-2900
                              Fax No.: (510) 651-1076

                              With a copy to:
                              ---------------
                              Cooley Godward LLP
                              One Maritime Plaza
                              20/th/ Floor
                              San Francisco, CA 94111-3580
                              Attention:  Joseph Scherer, Esq.
                              Telephone No.: (415) 693-2017
                              Fax No.: (415) 951-3699

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 12.3.

     12.4  Severability.  If any provision of this Agreement is held to be
           ------------
unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

     12.5  Survival of Representations and Warranties.  All representations and
           ------------------------------------------
warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, will survive the Effective Time, but any claims for breach thereof may only be made within any applicable time limits specified herein or in the Escrow Agreement.

     12.6  Assignment.  No party to this Agreement may assign, by operation of
           ----------
law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of Calogic, Merger Sub and Parent, which consent may be withheld in the absolute discretion of the party asked to grant such consent; provided however, that no such assignment which materially adversely reflects the rights of a Stockholder will be made without the written consent of such Stockholder. Any attempted assignment by Merger Sub or Parent, on the one hand, or by Calogic, on the other hand, in violation of this Section 12.6 will be voidable and will entitle Calogic or Parent, respectively, to terminate this Agreement at its option.

     12.7  Counterparts.  This Agreement may be executed in two or more
           ------------
partially or fully executed counterparts each of which will be deemed an original and will bind the signatory, but all of which together will constitute but one and the same instrument. The execution and delivery of a Signature Page to Agreement and Plan of Reorganization in the form annexed to this Agreement, including a facsimile copy of the actual signature, by any party hereto who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such party.

     12.8   Amendment. This Agreement may not be amended except by an instrument
            ---------
in writing executed by Calogic, Merger Sub and Parent; provided however, that no such amendment which materially adversely affects the rights or obligations of any Stockholder will be made without the written consent of such Stockholder.

     12.9   Extension, Waiver.  At any time prior to the Effective Time, any
            -----------------
party hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other party hereto to the party extending such time, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

     12.10  Interpretation.  When a reference is made in this Agreement to
            --------------
Sections, Exhibits or Schedules, such reference will be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used therein will be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     12.11  Knowledge.  For purposes of this Agreement, the term "knowledge"
            ---------                                             ---------
(including any derivation thereof such as "know" or "knowing" and regardless of whether such word starts with an initial capital) in reference to Calogic will mean the knowledge of the directors and executive officers of Calogic and the Stockholders (the "Specified Individuals"). For purposes of this Agreement, a Specified Individual shall not be deemed to have any knowledge of the inaccuracy of any representation, warranty or other statement unless such Specified Individual actually knows that such representation, warranty or other statement is materially inaccurate. No knowledge shall be imputed to any Specified Individual.

     12.12  Transfer, Sales, Documentary, Stamp and Other Similar Taxes.  Any
            -----------------------------------------------------------
and all transfer, sales, documentary, stamp and other similar Taxes imposed in connection with the transactions contemplated by this Agreement will be paid by the stockholder of Calogic with respect to which such Tax relates. At Parent's discretion, the amount paid to any Person pursuant to this Agreement will be reduced by the amount of Taxes payable by such Person pursuant to this Section
12.12. Any amounts so withheld will be promptly remitted to the appropriate taxing authority.

     12.13  Remedies Not Exclusive.  The rights and remedies of the parties
            -----------------------
hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and
(b) an injunction restraining such breach or threatened breach. Neither Parent nor any other Stockholder or Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or legal proceeding.

     12.14  Limitation on Recovery.  For purposes of Article III and Article IV,
            ----------------------
neither Calogic nor any Stockholder shall be deemed to have breached any representation or warranty if Parent or Merger Sub had, on the date hereof, knowledge of the breach of such representation or warranty and for purposes of this Section 12.4 Parent and Merger Sub will be deemed to have knowledge of the contents of any documents delivered to, or reviewed by, them by Calogic or its representatives. For purposes of Article V, neither Parent nor Merger Sub shall be deemed to have breached any representation or warranty if Calogic or any Stockholder had, on the date hereof, knowledge of the breach of such representation or warranty.


       (The remainder of this page has  been left blank intentionally.)

                               Signature Page to
                     Agreement and Plan of Reorganization


      IN WITNESS WHEREOF, Parent, Merger Sub, Calogic and the Stockholders have executed this Agreement as of the date first written above.

SIPEX CORPORATION                            CALOGIC

By: /s/ James E. Donegan                     By: /s/ Manuel Del Arroz
    Title:                                       Title:


CAT Acquisition Corporation I

By: /s/ James E. Donegan
    Title:


STOCKHOLDERS:

Name of Stockholder: /s/ Manuel Del Arroz

By: ______________________________
    Title, if any:


Name of Stockholder: /s/ Daniel Del Arroz

By: ______________________________
    Title, if any:


Name of Stockholder: /s/ Edward Morris

By: ______________________________
    Title, if any:

                   CERTIFICATES OF APPROVAL BY STOCKHOLDERS

     The undersigned Secretary of Calogic hereby certifies that holders of shares of Common Stock of Calogic, out of ____ shares of such Common Stock outstanding and entitled to vote approved the foregoing Agreement and Plan of Reorganization on _______________.

                                   CALOGIC


                                   By: ___________________________
                                       Secretary


     The undersigned Secretary of CAT Acquisition Corporation I hereby certifies that the sole stockholder of CAT Acquisition Corporation I approved the foregoing Agreement and Plan of Reorganization on _____________.

                                   CAT ACQUISITION CORPORATION I


                                   By: ___________________________
                                       Secretary

                                                                     Exhibit 1.1

                              ARTICLES OF MERGER

                                      OF

                         CAT ACQUISITION CORPORATION I

                                     INTO

                                    CALOGIC


     Pursuant to Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporation, which is organized and existing under and by virtue of the General Corporation Law of the State of California, DOES HEREBY CERTIFY THAT:


     FIRST:   The constituent corporations are Calogic, a California corporation
     -----
("Calogic"), and CAT Acquisition Corporation I, a Delaware corporation ("CAT").

     SECOND:  An Agreement and Plan of Reorganization (the "Merger Agreement")
     ------
dated as of October __, 1999, by and among SIPEX Corporation, a Massachusetts corporation, Calogic and CAT has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

     THIRD:   The surviving corporation is Calogic.
     -----

     FOURTH:  The articles of incorporation of Calogic, with such amendments as
     ------
are effected shall be as set forth in full in Exhibit A attached hereto and is
                                              ---------
incorporated herein by reference.

     FIFTH:   The executed Merger Agreement is on file at the principal place of
     -----
business of Calogic at 237 Whitney Place, Faremont, CA 94539.

     SIXTH:   A copy of the Merger Agreement will be furnished by Calogic
     -----
Corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: Calogic agrees that it may be served with process in Delaware in
     -------
any proceeding for enforcement of any obligation of any constituent corporation of this state, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of (S)262 of the General Corporation Law of the State of Delaware and irrevocably appoints the Secretary of State as its agent to accept service of process in any such suit or other proceeding and a copy of such process shall be mailed by the Secretary of State to:

          Calogic
          237 Whitney Place
          Fremont, CA 94539

     IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed by its authorized officers.

Dated:

CAT ACQUISITION CORPORATION I                CALOGIC
a Delaware corporation                       a California corporation



By:  ______________________________          By:  ______________________________
     James Donegan                                Manny DelArroz
     President                                    President


By:  ______________________________          By:  ______________________________
     Frank DiPietro                               [          ]
     Secretary                                    Secretary

                              AGREEMENT OF MERGER

     This Agreement of Merger, dated as of October ___, 1999 (the "Merger Agreement"), is made and entered into by CAT Acquisition Corporation I, a Delaware Corporation ("Merger Sub"), and Calogic, a California corporation (the "Company" or "Surviving Corporation") (the Company and Merger Sub being hereinafter collectively referred to as the "Constituent Corporations").

                                   RECITALS

     A. SIPEX Corporation, a Massachusetts corporation ("Parent"), the Company, Merger Sub and the other parties named therein have entered into an Agreement and Plan of Reorganization dated as of October ___, 1999 (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of Merger Sub with and into the Company upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

     B. The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each of such corporations and their respective shareholders that Merger Sub be merged with and into the Company.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that Merger Sub shall be merged with and into the Company in accordance with the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                   ARTICLE 1

                                  The Merger

     1.1 Filing. This Merger Agreement, together with the officers' certificates of each of the Constituent Corporations required by the General Corporation Law of the State of California (the "California Law"), shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

     1.2 Effectiveness. The Merger shall become effective upon the later of the filing of this Merger Agreement with the Secretary of State of the State of California or the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

     1.3 Merger. On the Effective Time, Merger Sub shall be merged into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the Surviving Corporation in the merger and the separate corporate existence of the Company, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

     1.4 Effect of the Merger. The Merger shall have the effects set forth in California Law.

Without limiting the generality of the foregoing, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations. The Surviving Corporation shall be vested with the rights, privileges, powers and franchises, all property (real, personal, and mixed) and all debts due on whatever account and all other things in action or belonging to, and all and every other interest of, each of the Constituent Corporations. All debts, liabilities and duties of each of the Constituent Corporation shall attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.5 Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent Corporations or otherwise to take all such action.

                                   ARTICLE 2

                         Corporate Governance Matters

     2.1 Articles. The Articles of Surviving Corporation with such amendments as are effected shall be as set forth in Exhibit A attached hereto and shall
                                         ---------
remain in effect unless and until amended as provided by law.

     2.2 Bylaws. The Bylaws of Surviving Corporation with such amendments as are effected shall be as set forth in Exhibit B attached hereto and shall remain
                                      ---------
in effect unless and until amended as provided by law.

     2.3 Directors. From and after the Effective Time, the directors of Merger Sub shall be the directors of the Surviving Corporation and they shall hold office as provided in the Bylaws of the Surviving Corporation.

     2.4 Officers. The officers of the Surviving Corporation shall be the officers of the Company on the Effective Time and they shall continue to hold office from and after the Effective Time as provided in the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

          Manner of Converting Shares of the Constituent Corporations

     3.1  Definitions.

          (a) For purposes of this Agreement, "Average Price" shall mean [$_______.]

          (b) At the Effective Time, all of the shares of common stock, no par value per share of the Company issued and outstanding immediately prior to the Effective Time (the "Company Shares") (excluding any Company Shares held by Parent or Merger Sub or any other subsidiary of Parent or by the Company, which shares shall be canceled in the Merger, and Dissenting Company Shares (as defined in Section 3.5 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Parent (the "Parent Common Stock") in accordance with Section 3.1(d) (rounded down to the nearest whole share), and cash (rounded to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 3.2 below (such Parent Common Stock and cash being referred to herein as the "Merger Consideration"). The Company Shares that are actually issued and outstanding immediately prior to the Effective Time are sometimes referred to herein as the "Outstanding Company Shares."

          (c) The maximum number of shares of Parent Common Stock to be issued (which maximum number includes Parent Common Stock to be issued upon exercise of the Outstanding Company Options) in exchange for the acquisition of all Outstanding Company Shares shall be [3,400,000] provided that such maximum number shall be adjusted to the extent required by Section 3.2(b) below.

          (d) The ratio at which one outstanding Company Share will be converted into shares of Parent Common Stock at the Effective Time is herein called the "Conversion Ratio" and shall be calculated as set forth in this
Section 3.1(d). Subject to Section 3.2(a), at the Effective Time, each outstanding Company Share shall be converted into the right to receive that number (which may be a fraction) of shares of parent Common Stock that equals the quotient obtained by dividing [3,400,000] (as may be adjusted pursuant to Section 3.2(b)) by the number of Outstanding Company Shares plus the number of Company Shares issued upon the exercise or conversion of all Outstanding Company Options. Each holder of Company Shares shall have received that aggregate number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the Conversion Ratio multiplied by the number of Company Shares held by such holder immediately prior to the Effective Time, subject to Section 3.5 herein.

          (e) At the Effective Time, each Company Share held by the Company shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

          (f) At the Effective Time, each Company Share held by Parent or Merger Sub or any other subsidiary of Parent shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

          (g) At the Effective Time, each share of common stock, $.01 par value per share, of

Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, no par value, of the Surviving Corporation.

     3.2 (a) No Fractional Shares. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction, which shall be equal to the fraction multiplied by the Average Price.

          (b) Adjustment. If, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares, or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the Merger for each outstanding Company Share as provided in this Agreement shall be correspondingly adjusted.

     3.3 Closing of Company Transfer Books. On and after the Effective Time, holders of certificates representing the Company Shares shall cease to have any rights as shareholders of the Company and the stock transfer books of the Company shall be closed with respect to the Company Shares and no further transfer of such shares shall thereafter be made on such stock transfer books. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or Parent, they shall be exchanged as provided in Section 3.4.

     3.4 Exchange of Certificates. Promptly following the Effective Time, the Company shall transmit to the former Company shareholders appropriate documents to be used by them to surrender their certificates representing the Company Shares in exchange for the Merger Consideration payable hereunder. Until so surrendered and exchanged, each certificate for the Company Shares shall represent solely the right to receive the Merger consideration payable hereunder in accordance with Section 3.1 hereof (or to perfect the holder thereof's right to receive payment for such shares pursuant to Chapter 13 of the California Law and Section 3.5 hereof); provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided. Notwithstanding anything in this Agreement to the contrary, no party hereto shall be obliged to distribute any consideration payable hereunder prior to receipt, by facsimile or otherwise, of a copy of this Agreement evidencing the date stamp of the California Secretary of State.

     3.5 Dissenting Company Shares. Notwithstanding anything in this Agreement to the contrary, the Company Shares that are held by shareholders who have not voted such shares in favor of the Merger (the "dissenting Company Shares") shall not be canceled and converted into the right to receive cash unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to purchase and payment under the California Law. If such holder shall have so failed to perfect, or shall have effectively withdrawn or lost such right, such holder's Company Shares shall thereupon be deemed to have been canceled and converted as described in Section 3.1 at the Effective Time, and each such share shall represent solely the right to receive the amount specified in Section 3.1. The Company shall give Parent prompt notice of any demand received by the Company for purchase of its shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. From and after the Effective Time, no shareholder who has exercised dissenters' rights as provided in Chapter 13 of the California Law shall be entitled to vote such holder's shares for any purpose or to receive payment of dividends or other distributions with respect to such holder's shares (except dividends and other distributions with respect to such holder's hares (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective Time).

                                   ARTICLE 4

                           Termination and Amendment

     4.1 Termination. Notwithstanding the approval of this Merger Agreement by the shareholders of Merger Sub and the Company, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

     4.2 Amendment. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Merger Sub or the Company, but, after any such approval, no amendment shall be made with without the further approval of such shareholders which would (i) have a material adverse effect on the shareholders of either Merger Sub or the Company,
(ii) change any of the principal terms of the Merger Agreement, or (iii) change any term of the Articles of incorporation of the Surviving Corporation. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


CAT ACQUISITION CORPORATION I           CALOGIC
a Delaware Corporation                  a California corporation



By:__________________________           By:___________________________
   James Donegan                           Manny DelArroz
   President                               President



By:__________________________           By:___________________________
   Frank R. DiPietro                       [_____________]
   Secretary                               Secretary

                                                                     Exhibit 2.2
                                                           to Agreement and Plan
                                                               of Reorganization


                               ESCROW AGREEMENT

     This Escrow Agreement (this "Escrow Agreement") is made and entered into as
                                  ----------------
of _____________________ (the "Effective Time") by and among SIPEX Corporation,
                               --------------
a Massachusetts corporation ("Parent"); Calogic, a California corporation
                              ------
("Calogic"); the undersigned security holders of Calogic (collectively the
  -------
"Holders"); __________________, as the representative of the Holders (the
 -------
"Indemnification Representative"); and _____________, as custodian of the Escrow
 ------------------------------
Shares (as defined below) (the "Custodian").
                                ---------

     A. CAT Acquisition Corporation I, a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub") Calogic, and certain stockholders of Calogic
                       ----------
(the "Holders") have entered into an Agreement and Plan of Reorganization dated
      -------
as of ______________ (the "Merger Agreement") setting forth certain terms and
                           ----------------
conditions pursuant to which Merger Sub is being merged into Calogic (the "Merger").
 ------

     B. Pursuant to Section 2.2 of the Merger Agreement, Parent Merger Shares (as defined therein) are to be issued to the Holders.

     C.   The Merger Agreement provides that ____________ (the "Escrow Amount")
                                                                -------------
of the Parent Merger Shares issued for Outstanding Calogic Shares pursuant to the Merger will be placed in an escrow account to secure certain indemnification obligations of the Holders to Parent under Article X of the Merger Agreement on the terms and conditions set forth therein and herein.

     D. Unless otherwise indicated herein, all terms used herein without definition shall have the same meaning as set forth in the Merger Agreement.

     NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in the Merger Agreement and in this Escrow Agreement, the parties agree as follows:

     1.   ESTABLISHMENT OF ESCROW ACCOUNT
          -------------------------------

          1.1  Deposit of Shares.  Parent shall deposit as soon as practicable
               -----------------
on the Holders' behalf with the Custodian stock certificates representing the Escrow Shares issued pursuant to the Merger registered in the respective names of the Holders and in the relative amounts set forth on Exhibit 1.1 hereto (the
                                                        -----------
"Initial Escrow Shares"). Any shares of Parent capital stock that result from
 ---------------------
any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events made with respect to any Escrow Shares held in escrow under this Escrow Agreement ("Additional Shares") shall be
                                                    -----------------
delivered to the Custodian and shall be held by the Custodian in accordance with this Escrow Agreement. Unless otherwise indicated, as used in this Escrow Agreement, the term "Escrow Shares" includes the Initial Escrow Shares and any
                     -------------
Additional Shares. The Custodian agrees to accept delivery of the Escrow Shares and to hold such Escrow Shares in escrow in accordance with this Escrow Agreement and to release the Escrow Shares out of escrow as provided in this Escrow Agreement.

          1.2  Dividends; Voting and Rights of Ownership. Any cash dividends,
               -----------------------------------------
dividends payable in property or other distributions of any kind (except for Additional Shares) made in respect of the Escrow Shares shall be distributed currently by Parent to the Holders on a pro rata basis. Each Holder shall have the right to vote the Escrow Shares held in escrow for the account of such Holder so long as such Escrow Shares are held in escrow, and Parent and the Custodian shall take all steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Custodian's possession pursuant to this Escrow Agreement, the Holders shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof.

          1.3  No Encumbrance.  None of the Escrow Shares or any beneficial
               --------------
interest therein may be pledged, sold, assigned or transferred, including by operation of law or by a Holder, or may be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery of the Escrow Shares by the Custodian or Parent to such Holder pursuant to this Escrow Agreement.

          1.4  Power to Transfer Escrow Shares.  The Custodian is hereby granted
               -------------------------------
the power to effect any transfer of the Escrow Shares provided for in this Escrow Agreement.

     2.   RESOLUTION OF CLAIMS
          --------------------

          2.1  Indemnification Obligations.  The Escrow Shares shall serve as
               ---------------------------
the first source, but not the sole source, of payment for the indemnity obligations of the Holders under Article X of the Merger Agreement. For the purposes of this Escrow Agreement, those obligations shall continue in accordance with Article X of the Merger Agreement, notwithstanding the merger of Merger Sub into Calogic pursuant to the Merger Agreement. Payment for any amount determined as provided below to be owing to Parent under such indemnity obligations under the Merger Agreement ("Damages") and any award of attorneys'
                                         -------
fees and charges owing to Parent pursuant to Section 2.3(c)(iv) or 11.2 of this Agreement (a "Prevailing Party Award") shall be made by the release of Escrow
              ----------------------
Shares to Parent (each such payment, an "Escrow Adjustment"), subject to the
                                         -----------------
limitations set forth in Section 10.4 of the Merger Agreement. By the execution of this Escrow Agreement, each of the Holders agrees to be bound by the indemnification provisions set forth in Article X of the Merger Agreement and confirms that the issuance of the Escrow Amount of the Parent Merger Shares pursuant to the Merger Agreement is subject to this Escrow Agreement. Notwithstanding anything to the contrary herein, Parent shall not be entitled to receive payment of any portion of a Prevailing Party Award which is already a part of Damages (i.e., there shall be no double payment of legal fees). Any Escrow Adjustments and corresponding release to Parent of Escrow Shares shall be made in proportion to each of the Holders' interest in the Escrow Shares as of the date or dates specified and the manner provided for in this Escrow Agreement. Each Escrow Adjustment to the Escrow Shares shall be made by the release to Parent of Escrow Shares having an aggregate value equal to the Damages and any Prevailing Party Award, with the per share value of such shares being based, for all purposes under this Escrow Agreement on the Parent Average Closing Price (adjusted for any share dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, merger or other events) notwithstanding any changes in market value of Parent Common Shares. In lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole Escrow Share.

          2.2  Notice of Claims.  Promptly after the receipt by Parent of notice
               ----------------
or discovery of any claim, damage, or legal action or proceeding giving rise to indemnification rights under the Merger Agreement, after giving effect to the Threshold Amount (as defined in the Merger Agreement) (a "Claim") Parent shall
                                                          -----
give the Indemnification Representative written notice of such Claim and shall provide a copy of such notice to the Custodian. Each notice of a Claim by Parent (a "Notice of Claim") shall be in writing and shall be delivered on or before
    ---------------
the Release Date (as defined in Section 3.1 below).

          2.3  Resolution of Claims.  Any Notice of Claim received by the
               --------------------
Indemnification Representative and the Custodian pursuant to Section 2.2 above shall be resolved as follows:

               (a)  Uncontested Claims.  In the event that the Indemnification
                    ------------------
Representative does not contest a Notice of Claim (an "Uncontested Claim") in
                                                       -----------------
writing within thirty (30) calendar days, as provided below in Section 2.3(b), Parent may deliver to the Custodian, with a copy to the Indemnification Representative, a written demand by Parent (a "Parent Demand") stating that a
                                               -------------
Notice of Claim has been given as required in this Escrow Agreement and that no notice of contest has been received from the Indemnification Representative during the period specified in this Escrow Agreement and further setting forth the proposed Escrow Adjustments to be made in accordance with this Section 2.3(a). It is provided, however, that within thirty (30) calendar days after receipt of the Parent Demand, the Indemnification Representative may object in a written notice delivered to Parent and the Custodian to the computations or other administrative matters relating to the proposed Escrow Adjustments (but may not object to the validity or amount of the Claim previously disclosed in the Notice of Claim), whereupon neither the Custodian nor Parent shall make any of the Escrow Adjustments until either: (i) Parent and the Indemnification Representative shall have given the Custodian written notice setting forth agreed Escrow Adjustments, or (ii) the matter is resolved as provided in Sections 2.3(b) and 2.3(c). Upon satisfaction of the foregoing, the Custodian, as directed in writing by Parent, and Parent shall promptly take all steps to implement the final Escrow Adjustments.

               (b)  Contested Claims.  In the event that the Indemnification
                    ----------------
Representative gives written notice to Parent and the Custodian contesting all or a portion of a Notice of Claim (a "Contested Claim") within the 30-day period
                                      ---------------
provided above, matters that are subject to third party claims against Parent or Calogic in a litigation or arbitration shall await the final decision, award or settlement of such litigation or arbitration, while matters that arise between Parent on the one hand and Calogic and/or the Holders on the other hand, including any disputes regarding performance or nonperformance of a party's obligations under this Escrow Agreement ("Arbitrable Claims") shall be settled
                                          -----------------
in accordance with Section 2.3(c) below. Any portion of a Notice of Claim that is not contested or is subsequently settled by Parent and the Indemnification Representative shall be resolved as set forth above in Section 2.3(a), provided that in the case of a settlement the value of Escrow Shares shall equal the Parent Average Closing Price notwithstanding any change in the market value of Parent Common Shares. If written notice is received by the Custodian that a Notice of Claim is contested by the Indemnification Representative, then the Custodian shall hold hereunder after what would otherwise be the Release Date (as defined in Section 3.1 below), the number of Escrow Shares specified in the Release Notice or as otherwise provided in Section 3.1, until the earlier of:
(i) receipt of a settlement agreement executed by Parent and the Indemnification Representative setting forth a resolution of the Notice of Claim and the Escrow Adjustments; (ii) receipt of a written notice from Parent (a "Parent Distribution Notice") attaching a copy of
                               ---------------------------
the final award or decision of the arbitrator and setting forth the Escrow Adjustments (Parent shall at the same time provide a copy of the Parent Distribution Notice to the Indemnification Representative); or (iii) receipt of a written notice from the Indemnification Representative (a "Representative
                                                             --------------
Distribution Notice") attaching a copy of the final award or decision of the
-------------------
arbitrator that no Escrow Adjustments are to be made as a result of such award (the Indemnification Representative shall at the same time provide a copy of the Representative Distribution Notice to Parent). If the earliest of the three events described in the preceding sentence is (i) or (ii), the Custodian shall, within twenty (20) calendar days of receipt of the settlement agreement or the Parent Distribution Notice, as applicable, (a) release to Parent the number of Escrow Shares specified in the Escrow Adjustments and (b) if the Release Date has occurred, and there are no remaining unresolved Contested Claims, release to the Holders the balance of the Escrow Shares. If the earliest of the three events described above is (iii) and the Release Date has occurred, and there are no remaining unresolved Contested Claims, the Custodian shall, within twenty
(20) calendar days of receipt of the Representative Distribution Notice, release to the Holders the Retained Escrow (as defined in Section 3.1), in accordance with the Holders' interests therein, provided that if the Release Date has not occurred the Escrow Shares shall continue to be held pursuant to the terms of this Agreement. If the award or decision of the arbitrator concludes that Escrow Shares are to be released to Parent either in satisfaction of Damages or as Prevailing Party Awards, the arbitrator shall specify the number of Escrow Shares to be so released to Parent either in the arbitrator's final award or decision or a supplementary report or finding. In the event that the Custodian institutes an action for interpleader in accordance with Section 4.6 of this Escrow Agreement as a result of a dispute between the parties, the parties hereby agree to jointly seek to stay such interpleader action pending the resolution of any arbitration commenced by the parties or any dispute pursuant to this Section 2.3(b) and Section 2.3(c).

     (c)  Arbitration.
          -----------

          (i)    Arbitration Rules.  Any Arbitrable Claim, and any dispute
                 -----------------
between the Holders and Parent under this Escrow Agreement, shall be submitted to final and binding arbitration before a single arbitrator in Boston, Massachusetts in accordance with the commercial arbitration rules of the American Arbitration Association.

          (ii)   Binding Effect.  The final decision of the arbitrator shall be
                 --------------
furnished in writing to the Custodian, the Indemnification Representative, the Holders and Parent and will constitute a conclusive determination of the issue in question, binding upon the Holders, the Indemnification Representative and Parent. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve an Arbitrable Claim. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

          (iii)  Compensation of Arbitrator.  The arbitrator will be compensated
                 --------------------------
for his or her services, as provided below in Section 2.3(c)(iv), in accordance with the commercial arbitration rules of the American Arbitration Association.

          (iv)   Payment of Costs.  Subject to the limitations in Article X of
                 ----------------
the Merger Agreement, the substantially prevailing party in any arbitration shall be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the losing party, subject in each case to a determination by the arbitrator as to which party is the substantially prevailing party and the amount of such fees and costs to be allocated to such party and subject to the terms of Section 2.3(c)(iii). Any amounts payable to Parent by or on account of the Holders under this subsection will be reimbursed as if the amount of such awarded fees and expenses were an Uncontested Claim.

          (v)  Terms of Arbitration.  The arbitrator chosen in accordance with
               --------------------
these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Escrow Agreement, the Merger Agreement or any other documents that are executed in connection therewith.

          (vi) Exclusive Remedy.  Arbitration or mediation under this Section
               ----------------
2.3(c) shall be the sole and exclusive remedy of the parties for any Arbitrable Claim arising out of this Escrow Agreement.

     3.   RELEASE FROM ESCROW
          -------------------

          3.1  Release of Escrow Shares.  The Escrow Shares shall be released by
               ------------------------
the Custodian and Parent as soon as practicable, taking into account the notices to be delivered under this Section 3.1, after the publication of Parent's audited financial results for the year ended December 31, 1999 (the "Release
                                                                     -------
Date") less: (a) any Escrow Shares delivered to or deliverable to Parent in
----   ----
satisfaction of Uncontested Claims or Contested Claims which have been settled by the parties hereto, and (b) any of the Escrow Shares subject to delivery to Parent in accordance with Section 2.3(b) with respect to any then pending Contested Claims. Parent shall give written notice to the Indemnification Representative and the Custodian of the publication of Parent's audited financial results for the year ended December 31, 1999. Within ten (10) of the Custodian's business days ("Business Days") after the Release Date, Parent and
                            -------------
the Indemnification Representative shall deliver to the Custodian a written notice (a "Release Notice") setting forth the number of Escrow Shares to be
           --------------
released by the Custodian and Parent (the "Released Escrow") including the
                                           ---------------
number of Escrow Shares to be released to each Holder and the number of Escrow Shares to be retained as provided in this Section 3.1 (the "Retained Escrow")
                                                            ---------------
Parent and the Indemnification Representative shall make a good faith effort to agree on a reasonable portion of the Escrow Shares to retain for pending Contested Claims and Prevailing Party Awards and related expenses. Until such agreement is reached, or a determination is made in accordance with Section 2.3(c), the remaining Escrow Shares shall be the Retained Escrow. The Released Escrow shall be released to the Holders in proportion to their respective interests in the Initial Escrow Shares. In lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole Escrow Share. Within ten (10) Business Days after receipt of the Release Notice, Parent shall instruct the Custodian to deliver (by registered mail or overnight courier service) to each Holder evidence of ownership of the number of Escrow Shares in the names of the appropriate Holders. The Custodian shall not be required to take such action until the Custodian has received the Release Notice executed by Parent and the Indemnification Representative or, in the event Parent and the Indemnification Representative fail to execute and deliver a jointly approved Release Notice, a final award or decision which specifies the distribution of the Escrow Shares.

          3.2  Release of Retained Escrow.  Upon the resolution of Contested
               --------------------------
Claims as
provided for in Section 2.3(b), the Retained Escrow shall be subject to release by the Custodian to Parent and/or to the Holders in accordance with Section 2.3(b), this Section and as otherwise provided for in this Escrow Agreement. The Custodian and Parent shall cause the transfer agent to transfer to Parent the number of Escrow Shares to be released to Parent pursuant to Section 2.3(b) and reissue certificates for Escrow Shares that are to be either distributed to the Holders pursuant to Section 3.1 or further retained by the Custodian pending the resolution of Contested Claims and/or Prevailing Party Awards. Any Escrow Shares released from escrow to Parent shall be subject to cancellation by Parent without requiring Parent to pay any consideration whatsoever in receipt thereof to Calogic or any of the Holders.

          3.3  Expenses of Indemnification Representative. The Indemnification
               ------------------------------------------
Representative shall be entitled to be reimbursed his reasonable out-of-pocket expenses and the reasonable fees and disbursements of counsel retained by him. Such reimbursements shall be treated as an Uncontested Claim on a pro rata basis among the contributors to the Escrow Shares, for all services performed pursuant to the Merger Agreement and this Escrow Agreement; provided, however, that payment of any Escrow Adjustment shall take priority over payments to the Indemnification Representative, as provided herein. The Custodian shall follow the joint written instructions of the Indemnification Representative and Parent concerning the release or sale of Escrow Shares relating to the reimbursement of the Indemnification Representative. If upon termination of this Agreement, the Indemnification Representative shall not have received the reimbursements to which he is entitled hereunder, then the Indemnification Representative shall be entitled to reimbursement from the Holders on a joint and several basis.

     4.  CUSTODIAN
         ---------

          4.1  Duties.  The duties and responsibilities of the Custodian
               ------
hereunder shall be entirely administrative and not discretionary and shall be determined solely by the express provisions of this Escrow Agreement and no duties shall be implied. The Custodian shall be obligated to act only in accordance with written instructions received by it as provided in this Escrow Agreement and is authorized hereby to comply with any orders, judgments, or decrees of any court with or without jurisdiction and shall not be liable as a result of its compliance with the same.

          4.2  Legal Opinions.  As to any questions arising in connection with
               --------------
the administration of this Escrow Agreement, the Custodian may rely absolutely upon the joint instruction of Parent and the Indemnification Representative or the opinions given to the Custodian by its outside counsel and shall be free of liability for acting or refraining from acting in reliance on such opinions.

          4.3  Signatures.  The Custodian may rely absolutely upon the
               ----------
genuineness and authorization of the signature and purported signature of any party upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Escrow Agreement.

          4.4  Receipts and Releases.  The Custodian may, as a condition to the
               ---------------------
disbursement of monies or disposition of securities as provided herein, require from the payee or recipient a receipt therefor and, upon final payment or disposition, a release of the Custodian from any liability arising out of its execution or performance of this Escrow Agreement, such release to be in a form reasonably satisfactory to the Custodian.

          4.5  Refrain from Action.  The Custodian shall be entitled to refrain
               -------------------
from taking any action contemplated by this Escrow Agreement in the event it becomes aware of any dispute between Calogic, the Holders and Parent as to any material facts or as to the happening of any event precedent to such action.

          4.6  Interpleader.  If any controversy arises between the parties
               ------------
hereto or with any third person, the Custodian shall not be required to determine the same or to take any action, but the Custodian in its discretion may institute such interpleader or other proceedings in connection therewith as the Custodian may deem proper, and in following either course, the Custodian shall not be liable.

          4.7  Other Provisions.  The Custodian may rely and shall be protected
               ----------------
in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Custodian shall be not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Custodian's willful misconduct was the primary cause of a loss to the Parent, the Indemnification Representative, or the Holders. In the administration of this Escrow Agreement, the Custodian may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it. The Custodian shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

     5.  INDEMNIFICATION
         ---------------

         5.1  Waiver and Indemnification.  Parent, Calogic, the Indemnification
              --------------------------
Representative and the Holders agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Custodian arising out of or relating to the execution or performance by the Custodian of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful neglect or gross negligence or bad faith of the Custodian. Parent, Calogic and the Holders further agree, jointly and severally, to indemnify and hold Custodian and its directors, officers, agents and employees (collectively, the "Indemnitees") harmless from and against any
                                  -----------
and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, reasonable legal fees and expenses, and the allocated costs and expenses of in-house counsel and legal staff ("Losses") that may be imposed on, incurred by, or asserted against, the
        ------
Indemnitees or any of them for following any instructions or other directions upon which the Custodian is authorized to rely pursuant to the terms of this Escrow Agreement, provided the Custodian has not acted with gross negligence, willful neglect or bad faith. In addition, to and not in limitation of the immediately preceding sentence, Parent, Calogic and the Holders also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Custodian's performance under this Escrow Agreement, provided the Custodian has not acted with gross negligence, willful neglect or bad faith. The provisions of this Section 5.1 shall survive the termination of this Escrow Agreement and the resignation or removal of the Custodian for any reason. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of such loss or damage and regardless of the form of action.

          5.2  Conditions to Indemnification.  In case any litigation is brought
               -----------------------------
against the Custodian in respect of which indemnification may be sought hereunder, the Custodian shall give prompt notice of that litigation to the parties hereto, and the parties upon receipt of that notice shall have the obligation and the right to assume the defense of such litigation with counsel reasonably satisfactory to the Custodian; provided that failure of the Custodian to give that notice shall not relieve the parties hereto from any of their obligations under this Section 5 unless that failure prejudices the defense of such litigation by said parties. At its own expense, the Custodian may employ separate counsel and participate in the defense. The parties hereto shall not be liable for any settlement without their respective consents.

     6.  ACKNOWLEDGMENT BY THE CUSTODIAN
         -------------------------------

     By execution and delivery of this Escrow Agreement, the Custodian acknowledges that the terms and provisions of this Escrow Agreement are acceptable and it agrees to carry out the provisions of this Escrow Agreement on its part.

     7.  RESIGNATION OR REMOVAL OF CUSTODIAN; SUCCESSOR
         ----------------------------------------------

         7.1   Resignation and Removal.
               -----------------------

               7.1.1  Notice. The Custodian may resign as such following the
                      ------
giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Custodian may be removed and replaced following the giving of thirty (30) days' prior written notice to be given to the Custodian jointly by the Indemnification Representative and Parent. In either event, the duties of the Custodian shall terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Custodian shall then deliver the balance of the Escrow Shares then in its possession to a successor Custodian as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Custodian.

               7.1.2  Court Appointment. If the parties hereto are unable to
                      -----------------
agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, then the acting Custodian, at the expense of the Holders and Parent, may petition any court of competent jurisdiction for the appointment of a successor Custodian or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

          7.2  Successors. Every successor appointed hereunder shall execute,
               ----------
acknowledge and deliver to its predecessor, and also to the Indemnification Representative and Parent, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, shall become fully vested with all the duties, responsibilities and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of its successor or any of the parties hereto, execute and deliver an instrument or instruments transferring to such successor all the rights of such predecessor hereunder, and shall duly assign, transfer and deliver all property, securities and monies held by it pursuant to this Escrow Agreement to its successor.
Should any instrument be required by any successor for more fully vesting in such successor the duties, responsibilities, and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on the request of any of the other parties hereto, be executed, acknowledged, and delivered by the predecessor.

          7.3  New Custodian.  In the event of an appointment of a successor,
               -------------
the predecessor shall cease to be custodian of any funds, securities or other assets and records it may hold pursuant to this Escrow Agreement, and the successor shall become such custodian.

          7.4  Release.  Upon acknowledgment by any successor Custodian of the
               -------
receipt of the then remaining balance of the Escrow Shares, the then acting Custodian shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement that may arise and accrue thereafter.

          7.5  Successors.  Any corporation or association into which the
               ----------
Custodian in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Custodian in its individual capacity may be sold or otherwise transferred, shall be the Custodian hereunder without further act.

     8.  FEE
         ---

     The Custodian will be paid by the Parent as billed for services and expenses hereunder in accordance with the fee schedule attached hereto as
Exhibit 8.  In the event that the Custodian is made a party to litigation with
---------
respect to the property held hereunder, or brings an action in interpleader, or in the event that the conditions to this Escrow Agreement are not promptly fulfilled, or the Custodian is required to render any service not provided for in this Escrow Agreement and fee schedule, or there is any assignment of the interests of this Escrow Agreement or any modification hereof, the Custodian shall be entitled to reasonable compensation from Parent for such extraordinary services and reimbursement for all fees, costs, liability, and expenses, including attorneys fees and expenses.

     9.   INDEMNIFICATION REPRESENTATIVE
          ------------------------------

               9.1  Appointment and Authority.  For purposes of this Escrow
                    -------------------------
Agreement, the Holders have, by the execution of this Escrow Agreement, irrevocably consented to the appointment of the Indemnification Representative as representative of the Holders and as the attorney-in-fact for and on behalf of each Holder, and, subject to the express limitations set forth below, the taking by the Indemnification Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Escrow Agreement, including but not limited to the exercise of the power to:
(i) authorize delivery to Parent of the Escrow Shares, or any portion thereof, in satisfaction of Claims otherwise in connection with an Escrow Adjustment,
(ii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Claims, (iii) resolve any Claims, and (iv) take all actions necessary in the judgment of the Indemnification Representative for the accomplishment of the foregoing and all of the other terms, conditions, and limitations of this Escrow Agreement. Any notice given to the Indemnification Representative will constitute notice to each and all of the Holders at the time notice is given to the Indemnification Representative. Any action taken by, or notice or instruction received from, the Indemnification Representative will be deemed to be an action by, or notice or instruction from, each and all of the Holders. Parent and the Custodian will disregard any notice or instruction received from any Holder other than the Indemnification Representative with regard to this Escrow Agreement. The Indemnification Representative shall have unlimited authority and power to act on behalf of each Holder with respect to this Escrow Agreement and the disposition, settlement, or other handling of all Claims, notices, rights, or obligations arising under this Escrow Agreement so long as all Holders are treated in the same manner (in respect of their proportional interests in the Escrow Shares).

          9.2  Indemnification.  The Indemnification Representative shall not
               ---------------
suffer any liability or loss for any act performed or omitted to be performed by him under this Escrow Agreement in the absence of adjudicated gross negligence, bad faith or willful misconduct. The Indemnification Representative may consult with counsel and other experts as may be reasonably necessary to advise him with respect to his rights and obligations hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of such counsel and experts. The Indemnification Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereon, or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Indemnification Representative shall be fully protected in relying upon any written notice, demand, certificate or document which he in good faith believes to be genuine.

          9.3  Death or Disability; Successors.  In the event of the death or
               -------------------------------
permanent disability of the Indemnification Representative, or his resignation as the Indemnification Representative, a successor Indemnification Representative shall be elected by a majority vote of the Holders, with each Holder to be given a vote equal to his proportionate share of the Escrow Shares. The Holders shall cause to be delivered to Parent and the Custodian prompt written notice of such election of a successor Indemnification Representative. Each successor Indemnification Representative shall have all of the power, authority, rights, and privileges conferred by this Agreement upon the original Indemnification Representative, and the term, "Indemnification Representative"
                                               ------------------------------
as used herein shall be deemed to include any successor Indemnification Representative.

     10.  TERMINATION; DEFICIENCY CLAIMS
          ------------------------------

          This Escrow Agreement and the escrow created hereby shall terminate following Custodian's delivery, and Parent's release of all remaining Escrow Shares to the Holders and/or Parent pursuant to Section 2 or 3.

     11.  MISCELLANEOUS PROVISIONS
          ------------------------

          11.1  Parties in Interest.  This Escrow Agreement is not intended, nor
                -------------------
shall it be construed, to confer any enforceable rights on any Person not a party hereto. All of the terms and provisions of this Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          11.2  Attorneys' Fees.  In the event of any action to enforce any
                ---------------
provision of this Escrow Agreement, or on account of any default under or breach of this Escrow Agreement, the substantially prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all attorneys' fees incurred by the substantially prevailing party in connection with such action (including, but not limited to, any appeal thereof).

          11.3  Entire Agreement.  This Escrow Agreement constitutes the final
                ----------------
and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings.

          11.4  Notices.  All notices, requests, demands or other communications
                -------
which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iv) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

     If to Parent:                 Sipex Corporation
     -------------                 22 Linnell Circle
                                   Billerica, MA 01821
                                   Attention: Frank DiPietro
                                   Telephone No.: (978) 667-8700
                                   Fax No.: (978) 670-9088

                                   With copies to:
                                   ---------------
                                   Testa, Hurwitz & Thibeault, LLP
                                   125 High Street
                                   Boston, MA 02110
                                   Attention: Timothy Maguire, Esq.
                                   Telephone No.: (617) 248-7000
                                   Fax No.: (617) 248-7100

     If to Parent's
     --------------
     Transfer Agent:
     --------------

                                   Attention:
                                   Telephone No.:
                                   Fax No.:

     If to the Indemnification
     -------------------------
     Representative:
     ---------------
                                   Telephone No.:
                                   Fax No:

                                   With copies to:
                                   ---------------

                                   Telephone No.:
                                   Fax No:

     If to the Custodian:
     --------------------


                                   Telephone No.:
                                   Fax No.:

     Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 11.4.

          11.5  Changes.  The terms of this Escrow Agreement may not be modified
                -------
or amended, or any provisions hereof waived, temporarily or permanently, except pursuant to the written agreement of Parent, the Indemnification Representative and the Custodian.

          11.6  Severability.  If any term or provision of this Escrow Agreement
                ------------
or the application thereof as to any Person or circumstance shall to any extent be invalid or unenforceable, the remaining terms and provisions of this Escrow Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Escrow Agreement shall be valid and enforceable to the fullest extent permitted by law.

          11.7  Counterparts.  This Escrow Agreement may be executed in two or
                ------------
more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page to Escrow Agreement in the form annexed to this Escrow Agreement by any party hereto who shall have been furnished the final form of this Escrow Agreement shall constitute the execution and delivery of this Escrow Agreement by such party.

          11.8   Headings.  The headings of the various sections of this Escrow
                 --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Escrow Agreement.

          11.9   Governing Law.  This Escrow Agreement shall be construed and
                 -------------
controlled by the laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of laws. Calogic, the Holders and the Indemnification Representative consent to jurisdiction and venue in the state and federal courts in Boston, Massachusetts.

          11.10  Binding Effect.  This Escrow Agreement shall inure to the
                 --------------
benefit of and be binding upon the parties hereto and their respective heirs, affiliates, successors and assigns.

                       Signature Page to Escrow Agreement

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

SIPEX CORPORATION                       CALOGIC


By: _________________________________   By: _________________________________
   Title:                                   Title:


INDEMNIFICATION REPRESENTATIVE:


____________________________________
                   , as Custodian


By: _________________________________
    Authorized                                                        Signatory

Holders:
                                                                     Exhibit 1.1
                                                                     -----------

          Holder                Initial Escrow Shares           Tax ID Number
          ------                ---------------------           -------------
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                                                       Exhibit 8

                             Custodian Fee Schedule
                             ----------------------

                                                                     Exhibit 8.1

                              INVESTMENT AGREEMENT

   This Investment Agreement is between SIPEX Corporation, a Massachusetts corporation ("Sipex"), and you as the undersigned stockholder (the
              -----
"Stockholder") of Calogic, a California corporation ("Calogic").
 -----------                                          -------

   A. Sipex, CAT Acquisition Corporation I, a Delaware corporation and a wholly owned subsidiary of Sipex ("Merger Sub"), Calogic and certain stockholders of
                            ----------
Calogic have entered into an Agreement and Plan of Reorganization dated as of October __, 1999 (the "Reorganization Agreement").
                       ------------------------

   B. The Reorganization Agreement provides for the merger of Merger Sub into Calogic (the "Merger"). Upon the consummation of the Merger, the undersigned
              ------
Stockholder will become the owner of shares of Common Stock of Sipex (the "Sipex
                                                                           -----
Common Stock").
------------

   C. All capitalized terms shall have the same meaning as defined in the Reorganization Agreement unless otherwise indicated herein.

   Intending to be legally bound, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, Sipex and you, as the Stockholder, hereby agree as follows:

   1.  Securities Act Matters.  You acknowledge and agree that the Sipex Common
       ----------------------
Stock to be issued to you has not been (and at the time of acquisition by you, will not have been) registered under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Securities Act") or under the
                                                   --------------
securities laws of any state, in reliance upon certain exemptive provisions of such statutes, and have not been registered under or qualified under the securities or other laws of any other jurisdiction. You recognize and acknowledge that such claims of exemption are based, in part, upon your representations contained in this Agreement. You further recognize and acknowledge that, because the Sipex Common Stock is not registered under federal and state laws, it is not presently eligible for public resale, and may only be resold, assigned, transferred, pledged or otherwise disposed of pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements. You recognize and acknowledge that Rule 144 promulgated under the Securities Act (which facilitates routine sales of securities in accordance with the terms and conditions of that Rule, including a holding period requirement) is not now available to you for resale of the Sipex Common Stock, and you recognize and acknowledge that, in the absence of the availability of Rule 144, a sale pursuant to a claim of exemption from registration under the Securities Act would require compliance with some other exemption under the Securities Act, none of which may be available for resale or other disposition of the Sipex Common Stock by you. You recognize and acknowledge that, except as set forth in a Registration Rights Agreement being executed in connection with this Agreement, Sipex is under no obligation to register the Sipex Common Stock, either pursuant to the Securities Act or the securities laws of any state or to supply the information which may be necessary to enable you to sell the Sipex Common Stock. You agree that Sipex, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing your shares of Sipex Common Stock, and may place legends on such certificates reflecting any applicable restrictions on transfer.

   2.  Restrictive Legend.  Each certificate representing Sipex Common Stock
       ------------------
shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

       "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION; (ii) THE CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION OR (iii) THE CORPORATION IS OTHERWISE SATISFIED THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION. THE HOLDER OF THIS SECURITY IS ENTITLED TO CERTAIN REGISTRATION RIGHTS AND SUBJECT TO CERTAIN RESTRICTIONS ON SALE, PLEDGE OR DISPOSITION OF THIS SECURITY AS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT AND AN INVESTMENT AGREEMENT DATED AS OF OCTOBER __, 1999, COPIES OF WHICH MAY BE OBTAINED FROM THE CLERK OF THE CORPORATION."

Such certificates shall not bear such legend if in the opinion of counsel satisfactory to Sipex the securities being sold thereby may be publicly sold without registration under the Securities Act and applicable state securities laws or if such securities have been sold pursuant to Rule 144 or an effective registration statement.

   3.  Notice of Proposed Transfer.  Prior to any proposed transfer of any Sipex
       ---------------------------
Common Stock other than pursuant to an effective registration statement, the holder thereof shall give written notice to Sipex of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Sipex, shall be accompanied by an opinion of counsel satisfactory to Sipex to the effect that the proposed transfer may be effected without registration under the Securities Act and applicable state securities laws, whereupon, if such proposed transfer is otherwise in accordance with the terms hereof and any "Affiliate Letter" executed by such holder, the holder of such security shall be entitled to transfer such security in accordance with the terms of its notice. If requested by Sipex, a transferee of Sipex Common Stock (other than Sipex Common Stock sold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144) will execute, as a condition of such transfer, an agreement to be bound by this Agreement in a form acceptable to Sipex and provide such other information and representations as Sipex may reasonably request. Each certificate for Sipex Common Stock transferred as above provided shall bear the legend set forth in
Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of Sipex) would be entitled to transfer such securities in a public sale without registration under the Securities Act and applicable state securities laws. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

     4.   Representations and Covenants.  You hereby represent and warrant to
          -----------------------------
Sipex as follows:

          (a) YOU UNDERSTAND THAT YOUR INVESTMENT IN THE SIPEX COMMON STOCK INVOLVES RISK.

          (b) YOU HAVE CONSULTED YOUR OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISOR WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR YOU. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT OR INFORMATION FURNISHED TO YOU SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

          (c) You are acquiring the Sipex Common Stock to be issued to you solely in exchange for the Calogic Common Stock owned by you in connection with the transactions contemplated by the Reorganization Agreement.

          (d) You have paid no brokerage or similar commissions in connection with the acquisition of such Sipex Common Stock.

          (e) You are acquiring such Sipex Common Stock solely for your account and not with a present view toward resale or other distribution thereof.

          (f) Sipex has made available to you, during the course of this transaction and prior to the acquisition of the Sipex Common Stock, the opportunity to ask questions of and receive complete and correct answers from representatives of Sipex concerning the terms and conditions of the Sipex Common Stock and to obtain any additional information relating to the financial condition and business of Sipex, all of your questions have been answered to your satisfaction and you have obtained such information relating to Sipex as you have deemed necessary to make an investment decision regarding the Sipex Common Stock.

          (g) You understand that you must bear the economic risk of your investment in the Sipex Common Stock for an indefinite period of time.

          (h) You have adequate means of providing for your current needs and personal contingencies and have no need for liquidity in connection with this investment in the Sipex Common Stock.

          (i) Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth and your investment in the Sipex Common Stock will not cause such overall commitment to become excessive. The acquisition of the Sipex Common Stock by you is consistent with your general investment objectives.

          (j)  Please check one of the boxes below:

               [_] You are an "accredited investor" within the meaning of Rule 501 under the Securities Act and one or more of the categories set forth in EXHIBIT A attached hereto correctly
                                            ---------
                    and in all respects describes you.

               [_] You, with your purchaser representative, whose Purchaser Representative Certification Agreement is attached hereto as EXHIBIT B, have such knowledge and experience in financial
                    ---------
                    and business matters that you are capable of evaluating the merits and risks of the investment in Sipex Common Stock.

          (k) If you are not a natural person, you were not organized for the specific purpose of acquiring the Sipex Common Stock.

          (l) You received an offer concerning the Sipex Common Stock and first learned of this investment in the state or other jurisdiction listed in the residence address on the signature page hereto, and intend that the state securities laws of that state or other jurisdiction alone govern this transaction.

          (m)  You hereby acknowledge receipt of the documents described in
Section 5.5 of the Reorganization Agreement which you have reviewed.

     You acknowledge and warrant that any exhibits to these documents which were not directly furnished to you have been made available to you, at your request, prior to consummation of the transactions contemplated by the Reorganization Agreement. You further acknowledge and warrant that, prior to the execution of this Agreement, you have had the opportunity to ask questions and receive answers from Sipex and Calogic concerning the terms and conditions of the transactions contemplated by the Reorganization Agreement and the issuance of the Sipex Common Stock, and concerning any of the documents identified above, and to obtain such additional further information from Sipex and Calogic as you have deemed necessary to verify the accuracy of the information contained in the documents identified above or any other information furnished to you.


        (The remainder of this page has been left blank intentionally.)

                    Signature Page of Investment Agreement

     IN WITNESS WHEREOF, the parties have caused this Investment Agreement to be executed as of the date first above written.


Sipex Corporation                       Name of Stockholder: ___________________


By: __________________________          By: __________________________
    Name:_____________________              Title, if any:
    Title:____________________

                                                                       Exhibit A


     An "Accredited Investor" means any person or entity who comes within any of the following categories:

     1. A natural person whose net worth, either individually or jointly with such person's spouse and inclusive of the value of the Calogic securities, having net worth or joint net worth, at the time of his purchase, in excess of $1,000,000.

     2. A natural person who had individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in 1997 and 1998 and reasonably expects to reach the same income level in 1999.

     3. A corporation, partnership or other organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     4. An entity which falls within one of the following categories of institutional accredited investors set forth in Rule 501(a) of Regulation D under the Securities Act:

         (a) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

         (b) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 as amended.

         (c) An insurance company as defined in Section 2(13) of the Securities Act.

         (d) An investment company registered under the Investment Company Act of 1940 or as a business development company as defined in
               Section 2(a)(48) of that Act.

         (e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         (f) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

         (g) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

         (h) An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

          (i) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purpose is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

5. An entity in which all of the equity owners are accredited investors and described in one or more of the categories set forth in paragraph 1 and 4 above.

                                                                       Exhibit B


                    PURCHASER REPRESENTATIVE CERTIFICATION


     The undersigned, as Purchaser Representative to certain stockholders (the "Stockholders") of Calogic, a California corporation ("Calogic"), in a proposed
 ------------                                          -------
merger and acquisition by SIPEX Corporation, a Massachusetts corporation

("Sipex"), in which Sipex is proposing to issue shares of its Common Stock to
  -----
the Stockholders in exchange for their Calogic Common Stock, hereby states and certifies to Sipex as follows:

1. I am familiar with the definition and qualifications of a "Purchaser Representative" as set forth in Rule 501(h) of the Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

2. I certify that I meet the conditions applicable to a Purchaser Representative and am qualified to act in such capacity in connection with this transaction and agree to act in such capacity.

3.   I am not an affiliate, director, officer or other employee of  Sipex.

4. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the transaction on behalf of the Stockholders.


                                             PURCHASER REPRESENTATIVE:

                                             _________________________

                                             Name: ___________________

                                             Date: ___________________

                                                                     Exhibit 8.2
                                                           to Agreement and Plan
                                                               of Reorganization

                         REGISTRATION RIGHTS AGREEMENT


                               October __, 1999


To each of the several Holders named in
 Schedule A attached hereto:

Dear Sir/Madam:

     Pursuant to the Agreement and Plan of Reorganization dated as of_______________ (the "Reorganization Agreement"), among SIPEX Corporation
                        ------------------------
("Parent"); CAT Acquisition Corporation I, a Delaware corporation and a wholly
--------
owned subsidiary of Parent ("Merger Sub"); Calogic, a California corporation
                             ----------
("Calogic"); and the other parties named therein, Merger Sub is being merged
---------
with and into Calogic (the "Merger").  In connection therewith you, as the
                            ------
holders ( together with your respective successors, assigns or transferees, the "Holders") of Common Stock of Calogic, are acquiring shares of Common Stock of
 -------
Parent.  As the context requires, a Holder may be referred to as a "seller."
                                                                    ------
Capitalized terms used in this Registration Rights Agreement and not otherwise defined herein shall have the meanings given to them in the Reorganization Agreement. In connection with the Merger, Parent and you covenant and agree as follows:

     1.   Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Agreement" shall mean this Registration Rights Agreement as amended
           ---------
     from time to time and in effect between the parties hereto.

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
     other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, $.01 par value, of Parent,
           ------------
     as constituted as of the date of this Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Merger Shares" shall mean (i) the shares of Common Stock of Parent
           -------------
     issued to the Holders pursuant to the Reorganization Agreement and (ii) any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation, recapitalization, reclassification or other distribution with respect to or in exchange for or replacement of any Merger Shares.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
     Section 4.

          "Restricted Stock" shall mean the Merger Shares, excluding Merger
           ----------------
     Shares which (a) have been registered under the Securities Act pursuant to an effective registration statement covering such Merger Shares filed in compliance with the Securities Act and disposed of in accordance with the registration statement covering them; or (b) have been sold pursuant to Rule 144 under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
     any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 4.
           ----------------

     2.   Registration. Parent shall use its reasonable best efforts to file a
          ------------
registration statement under the Securities Act on Form S-3 (or such successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the Commission), relating to all of the shares of Restricted Stock on or before March15, 2000; provided, however, that Parent shall not be required to register shares of Restricted Stock of any Holder who does not comply with such Holder's obligations in the last two paragraphs of Section 3 below.

     3.   Registration Procedures. In connection with the registration of any
          -----------------------
shares of Restricted Stock under the Securities Act as described in Section 2, Parent will do the following:

          (a) prepare and file, as required by Section 2 above, with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement (i) to become effective as soon as practicable after the date of its filing with the Commission and (ii) to remain effective until the earlier of the sale of all Restricted Stock covered thereby or one year after the Closing Date; provided, however, that Parent may suspend sales at any time under the registration statement immediately upon notice to the Holders at the last known address of the Holders, for a period or periods of time not to exceed in the aggregate 90 days during any 12-month period, if there then exists material, non-public information relating to Parent which, in the reasonable opinion of Parent, would not be appropriate for disclosure during that time; provided, that such suspension shall not apply to any disposition of Restricted Stock pursuant to a program sale which Parent reasonably determines permits no discretion on the part of the Holder with respect to such sales;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above;

          (c) furnish to each seller of Restricted Stock such number of copies of the registration statement and each such amendment and supplement thereto (in each case including exhibits) and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

               (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock reasonably shall request, provided, however, that Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (e) prepare and file with Nasdaq an additional listing application and use its reasonable best efforts to have the Restricted Stock covered by such registration statement be accepted by Nasdaq for listing on the Nasdaq National Market;

               (f) notify each seller of Restricted Stock under such registration statement (at any time when a prospectus relating thereto is required to be delivered under the Securities Act), of the happening of any event of which Parent has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, provided that in no event shall Parent be obligated to file more than three (3) amendments or supplements to reflect gifts or other non-public transfers of Restricted Stock so that such shares may be sold under the prospectus by such donees or transferees; and

               (g) if the registration pursuant to Section 2 involves an underwritten public offering (as determined in accordance with the last paragraph of this Section 3), furnish, at the request of any Holder of Restricted Stock included in the registration statement pursuant to Section 2 of this Agreement, on the date that such Restricted Stock is delivered to the underwriters for sale in such registration, (i) an opinion, dated such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder, and (ii) a letter dated such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder (if permitted under applicable professional standards);

               (h) notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

               (i) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

     In connection with the registration of Restricted Stock hereunder, the sellers of Restricted Stock will furnish to Parent in writing such information requested by Parent with respect to themselves and the proposed distribution by them as shall be necessary in order to assure compliance with applicable federal and state securities laws.

     Parent and Holders of a majority of the shares then constituting Restricted Stock may determine, either before or after the initial filing of the registration statement pursuant to Section 2, that the shares of Restricted Stock may only be sold pursuant to such registration in an underwritten public offering. In that event, Parent will give prompt notice of such decision to each seller, and afford each seller an opportunity to participate in such underwritten offering. Parent may set time limits for the sellers to indicate whether or not they desire to participate in such public offering, and may require those sellers wishing to participate therein to execute custody agreements and powers of attorney (which shall include authority to the attorney-in-fact thereunder to execute an underwriting agreement with respect to such offering) and other documentation in the form reasonably prescribed by Parent and reasonably acceptable to the Holders. Upon the filing of a registration statement for such underwritten offering (or an amendment to a previously filed registration statement), sellers may only sell Restricted Stock pursuant to such underwritten offering (or pursuant to an available exemption from registration). If such underwritten offering is not completed within 75 days from the date of the determination referred to in the first sentence of this paragraph, then such restriction shall no longer be applicable, and Parent's obligations under Section 2 hereof shall be reinstated, with a new registration statement (or amendment) to be filed by Parent as soon as practicable and in any event within 15 days after the expiration of such 75-day period.

     4.  Expenses.  All expenses incurred by Parent in connection with
         --------
registrations pursuant to Sections 2 and 3, including, without limitation, all registration, qualification and filing fees, fees and disbursements of counsel and independent public accountants for Parent, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts (if any) and selling
----------------------
commissions applicable to the sale of Restricted Stock are called "Selling
                                                                   -------
Expenses."  Except as set forth in this paragraph, Parent will pay all
--------
Registration Expenses in connection with the registration statement under
Section 2. All Selling Expenses in connection with the registration statement under Section 2 and the sale of Restricted Stock thereunder shall be borne by the participating sellers in proportion to the number of shares sold by each. The Registration Expenses associated with any amendment or supplement to the prospectus to reflect a gift or other non-public transfer of shares of Restricted Stock so that such shares may be sold under the prospectus by the donee or transferee shall be paid by the seller or sellers which made such gift or transfer.

     5.  Indemnification and Contribution.
         --------------------------------

         (a) In connection with the registration, qualification or compliance of the Restricted Stock under the Securities Act pursuant to Section 2 hereof, Parent will indemnify and hold harmless (i) each seller of such Restricted Stock thereunder, (ii) to the extent the registration involves an underwritten public offering as determined in accordance with Section 3, any underwriter of such Restricted Stock thereunder and (iii) each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any expenses, losses, claims, damages and liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arising out of or are based upon (a) any untrue statement or alleged untrue statement of material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to
Section 2 hereof at the time it became effective under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance), (b) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (c) any violation by Parent or its agents of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to Parent or its agents and relating to action or inaction required of Parent in connection with such registration, qualification or compliance and Parent will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Parent will not be liable in any such case if any to the extent that (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, an omission or alleged omission or a violation or alleged violation so made in conformity with information furnished in writing by any such seller, any such underwriter or any such controlling person for inclusion in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 hereof or any prospectus contained therein, or any amendment or supplement to such registration statement or prospectus, or (B) if such untrue statement or alleged untrue statement, omission or alleged omission or violation or alleged violation was corrected in an amended or supplemented prospectus delivered to such seller and/or underwriter, as the case may be, and such seller or underwriter failed to deliver a copy of the amended or supplemented prospectus at or prior to the confirmation of the sale of the Restricted Stock to the person or entity asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws.

          (b) In connection with the registration of the Restricted Stock under the Securities Act pursuant to Section 2 hereof, each seller of such Restricted Stock thereunder, if Restricted Stock held by such Holder are included in the securities as to which such registrations being effected, severally and not jointly, will indemnify and hold harmless Parent, each person, if any, who controls Parent within the meaning of the Securities Act, each officer of Parent who signs the registration statement, each director of Parent, each underwriter and each person who controls such underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Parent or such officer, director, underwriter or controlling person may become subject under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure of such seller to comply with the provisions of Section 8 herein, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished by such seller to Parent in writing and stated to be specifically for use in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2 hereof or any prospectus contained therein, or any amendment or supplement to such registration statement or prospectus; and provided, further, that in no event shall any indemnity under this subsection 5(b) exceed the gross proceeds from the offering received by such Holder from the sale of Restricted Stock.

          (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such claim or action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, Parent and each seller of Restricted Stock will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of Parent, on the one hand, and each holder, severally, on the other hand; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and; provided, further, that in no event shall any contribution under this subsection 5(d) on the part of any Holder exceed the gross proceeds received by such Holder from the sale of Restricted Stock.

          (e) The indemnities provided in this Section 5 shall survive the transfer of any Restricted Stock by such Holder.

     6.   Reports Under Securities Exchange Act of 1934.  With a view to
          ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, Parent agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 or any successor provision thereof, at all times;

          (b) maintain registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable Holders to utilize Form S-3 for the sale of their Restricted Stock;

          (c) file in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Restricted Stock, forthwith upon request: (i) a written statement by Parent regarding its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent under the Exchange Act.

     7.   Changes in Common Stock.  If, and as often as, there is any change in
          -----------------------
the Common Stock by way of a stock split, stock dividend, combination or reclassification or similar event, or through a reorganization or recapitalization or similar event, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     8.   Sellers' Conduct.  With respect to any sale of Restricted Stock
          ----------------
pursuant to Section 2, you understand and agree as follows:

          (a) You will carefully review the information concerning you contained in the registration statement (if any) and will promptly notify Parent if such information is not complete and accurate in all respects, including having properly disclosed any position, office or other material relationship within the past three years with Parent or its affiliates;

          (b) You agree to sell your Restricted Stock only in the manner set forth in the registration statement while such registration statement is effective;

          (c) You agree to comply with the anti-manipulation rules under the Exchange Act in connection with purchases and sales of securities of Parent during the time the registration statement remains effective;

          (d) You agree to only sell shares in a jurisdiction after counsel for Parent has advised that such sale is permissible under the applicable state securities or "Blue Sky" laws;

          (e) You agree to comply with the prospectus delivery requirements of the Securities Act;

          (f) You agree to promptly notify Parent of any and all planned sales and immediately notify Parent of any completed sales of shares; and

          (g) You agree to suspend sales during the periods when sales are to be suspended pursuant to Section 3(a) herein.

     9.   Miscellaneous.
          -------------

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any Restricted Stock, provided that such transferee executes a counterpart signature page to this Agreement in a form acceptable to Parent), whether so expressed or not, and provided, further, that no holder or transferee of Merger Shares which have ceased to be Restricted Stock shall have the benefit of the covenants and agreements in this Agreement with respect to such Merger Shares.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, sent by nationally recognized delivery service guaranteeing delivery in two business days or less, with the price of delivery paid by the sender, or telecopied, addressed as follows:

              if to Parent, SIPEX Corporation at 22 Linnell Circle, Billerica, MA 01821, ATTN: Frank DiPietro (Fax Number 978-670-9088), with a copy to Timothy Maguire, Esq., Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 (Fax Number 617-248-7100); and;

              if to any other party hereto, at the address of such party set forth on the signature page hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing to Parent (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of Parent) in accordance with the provisions of this paragraph.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          (d) This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of Parent and the holders of at least a majority of the outstanding shares of Restricted Stock.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          10.  Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register shares of Restricted Stock pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of shares of Restricted Stock which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires the lesser of
(i) ten percent (10%) of the shares of Restricted Stock issued to such Holder pursuant to the Reorganization Agreement (as adjusted for stock splits and combinations) and (ii) the total number of shares (as adjusted for stock splits and combinations) of Restricted Stock issued to such Holder pursuant to the Reorganization Agreement; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions and covenants set forth in this Registration Rights Agreement.


        (The remainder of this  page has been left blank intentionally.)

                               Signature Page to
                         Registration Rights Agreement

          Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you. You understand that Parent is expressly relying on the accuracy of the information contained herein. The foregoing information is complete and correct as of the date hereof. You hereby undertake to promptly notify Parent of any change in the above information prior to investment in Parent.

                                               Very truly yours,

                                                SIPEX CORPORATION


                                          By:_______________________________
                                                Name:
                                                Title:



AGREED TO AND ACCEPTED as of
the date first above written.

HOLDERS:


______________________________
Name:
Address:



______________________________
Name:
Address:



______________________________
Name:
Address:

                                  SCHEDULE A

                                LIST OF HOLDERS
                                ---------------


-------------------------------------------------------------------------
Holder                                          Merger Shares (Excluding
------                                          ------------------------
                                                      Escrow Shares)
                                                      --------------
-------------------------------------------------------------------------
-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

                                                                     Exhibit 8.8



                                AFFILIATE LETTER
                             (Calogic Corporation)




SIPEX Corporation
22 Linnell Circle
Billerica, Massachusetts  01821


Ladies and Gentlemen:

     The undersigned officer, director or stockholder (the "Stockholder") of
                                                            -----------
Calogic, a California corporation ("Calogic"), has entered into an Agreement and
                                    -------
Plan of Reorganization (the "Reorganization Agreement"), dated as of October __,
                             ------------------------
1999 by and among SIPEX Corporation, a Massachusetts corporation ("Parent"), CAT
                                                                   ------
Acquisition Corporation I, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Calogic and other stockholders of Calogic providing
            ----------
for the merger of Merger Sub into Calogic (the "Merger"). The Reorganization Agreement provides that at least 95% of all of the outstanding capital stock of Calogic (the "Calogic Shares") will be exchanged for shares of Common Stock of
              --------------
Parent (the "Parent Common Stock") in accordance with the Reorganization
             -------------------
Agreement.

     The Stockholder has been advised that, as of the date hereof, the Stockholder may be deemed to be an "affiliate" of the Calogic, as the term "affiliate" is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the U.S. Securities and Exchange Commission (the "Commission").
 ----------

     The Stockholder understands that the representations, warranties and covenants set forth herein will be relied upon by Calogic, the other stockholders of Calogic, Parent, Merger Sub, the stockholders of Parent and their respective counsel and accounting firms.

     The Stockholder hereby represents and warrants to Calogic, Parent and Merger Sub that the Stockholder has not sold, exchanged, transferred, pledged, disposed or otherwise reduced his or her risk relative to any Calogic Shares owned by the Stockholder since August 31, 1999. The Stockholder agrees that, during the period from the date hereof through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and Calogic have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements) (the "Restricted Period"), the Stockholder shall not sell, transfer or dispose of, or reduce the Stockholder's risk relating to any Parent Common Stock, except pursuant to and upon consummation of the Merger or except by exercise of an option.

     The Stockholder hereby agrees with Calogic, Parent and Merger Sub that, without the prior written consent of Parent (it being understood that Parent will not unreasonably withhold or delay such consent), the Stockholder will not sell, exchange, transfer, dispose of or otherwise reduce his or her risk relative to any shares of Parent Common Stock acquired by the Stockholder during the Restricted Period, except by exercise of an option. Parent, at its discretion, may apply legends to the Parent Common Stock concerning the foregoing and may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Stockholder's shares of Parent Common Stock.

     Parent agrees, as promptly as practicable following the acquisition by Parent of at least 95% of all of the outstanding capital stock of the Calogic (and in no event later than February 29, 2000), to publish results covering at least 30 days of combined operations of Parent and Calogic in the form of a quarterly earnings report, as part of an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement that includes the combined results of operations of Parent and Calogic; provided, however, that Parent shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Parent.

          Number of Calogic Shares beneficially owned by the Stockholder:___________________


                                                 Very truly yours,

                                                 ______________________________
                                                 (Print Stockholder's Name)

                                                 By:____________________________

                                                 Title:_________________________
                                                      (if applicable)

Accepted as of the _____ day
of October, 1999

SIPEX CORPORATION

By:__________________________

Name:________________________

Title:_______________________

                                                                     Exhibit 9.2

                   Form of Opinion of Counsels to the Company

Note:  Defined terms have the same meaning as in the Merger Agreement.

     1. The Company is a corporation validly existing and in good standing under the laws of the State of California. The Company and each of its Subsidiaries have all requisite corporate power and authority to carry on the businesses in which they are engaged and to own and use the properties owned and used by them.

     2. The authorized capital stock of the Company consists of (a) 2,000,000 shares of Common Stock, of which (i) 345,000 shares are issued and outstanding and (ii) no shares are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of all statutory preemptive rights and preemptive rights known to such counsel. Except as set forth in
Section 2.5 of the Calogic Disclosure Schedule, to the best of such counsel's knowledge, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. All of the issued and outstanding shares of capital stock of the Company were issued in compliance with the registration requirements (or valid exemptions therefrom) under the Securities Act of 1933.

     *3. The Company has all requisite corporate power and authority to execute and deliver the Merger Agreement and the Escrow Agreement and to perform its obligations thereunder. The execution and delivery by the Company of the Merger Agreement and the Escrow Agreement and consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Company and its stockholders. The Merger Agreement and the Escrow Agreement have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company and its stockholders, enforceable against the Company and its stockholders in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

     *4. Except as set forth in Section 3.4 of the Agreement or Section 3.4 of the Calogic Disclosure Schedule, neither the execution, delivery and performance by the Company of the Merger Agreement, nor the consummation by the Company of the transactions contemplated thereby, (i) conflicts with or violates any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii) requires on the part of the Company or any Subsidiary any filing with, or permit, authorization, consent or approval of, any governmental entity, (iii) violates any provision of applicable law or regulation or to such counsel's knowledge any judgment, injunction, order, decree or award binding upon the Company or any Subsidiary, or affecting any of its assets or properties, or (iv) to such counsel's knowledge, conflicts with, contravenes or constitutes a default under, or results in the creation or imposition of any lien on any asset of the Company or any Subsidiary or gives rise to a right of termination, cancellation, modification, or acceleration of any obligation of the Company or any Subsidiary under any contract, agreement, indenture, lease, sublease, license, sublicense, franchise or other instrument identified in the Calogic Disclosure Schedule.

     *5. Except as set forth in the Calogic Disclosure Schedule, to such counsel's knowledge, there is no claim, complaint, action, suit, investigation, hearing or proceeding pending or threatened against the Company or any Subsidiary.

     *6. Upon consummation of the Merger, all Outstanding Calogic Options of which such counsel is aware shall be converted into options for Buyer Common Stock and no longer represent the right to acquire equity in the Company or the Surviving Corporation.

     *7. Upon the filing of the Certificate of Merger with the Secretary of State of California and Delaware, the Merger will be effective under California and Delaware law.


     * Opinions to be given by Cooley Godward or both.

                                                                     Exhibit 9.3


                                    [Date]

Calogic
237 Whitney Place
Fremont, CA 94539
and
The Common Stockholders
of Calogic

Ladies and Gentlemen:

          We have acted as counsel to SIPEX Corporation, a Massachusetts corporation ("SIPEX"), in connection with the Agreement and Plan of Merger dated
              -----
as of October ___, 1999 by and among you, SIPEX and CAT Acquisition Corporation I, a Delaware corporation wholly owned by SIPEX ("Merger Sub") (the
                                                  ----------
"Reorganization Agreement").  This opinion is furnished to you pursuant to and
-------------------------
in satisfaction of Section 9.3(c) of the Reorganization Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have meanings assigned to such terms in the Reorganization Agreement.

     In rendering our opinion, we have examined and relied upon originals or certified copies of the following:

     (1)  the Reorganization Agreement and all schedules and exhibits thereto;

     (2)  the Articles of Merger effective as of the date hereof;

     (3)  the Registration Rights Agreement dated as of the date hereof;

     (4) the Escrow Agreement dated as of the date hereof (the Reorganization Agreement, including all schedules and exhibits thereto, the Articles of Merger, the Registration Rights Agreement and the Escrow Agreement, collectively, the "Transaction Documents");
                             ---------------------

     (5) a Certificate dated as of the date hereof of a Vice President of SIPEX as to, among other things, the representations and warranties made by SIPEX in the Reorganization Agreement;

     (6) a Certificate dated as of the date hereof of the Clerk of SIPEX certifying (a) the resolutions of SIPEX's Board of Directors approving the Reorganization Agreement and the transactions contemplated therein, (b) the By-laws of SIPEX, (c) the Restated Articles of Organization of SIPEX, as amended to date, and (d) the incumbency of SIPEX's officers signing any of the Transaction Documents or other documents delivered on behalf of SIPEX at the Closing; and

     (7) such other documents, instruments, certificates and corporate records as we have deemed necessary as a basis for the opinions hereinafter expressed.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, whether certified or not, and the completeness of the corporate minute books and other record books of SIPEX. As to all matters of fact relevant to this opinion, we have assumed the completeness and accuracy of, and are relying upon, the statements set forth in certificates of public officials and officers of SIPEX and the representations and warranties of all parties set forth in the Transaction Documents, and have undertaken no independent verification of such facts. For purposes of this opinion, we have assumed compliance by you with all laws and regulations relating to your authority to enter into the Transaction Documents and to effect the transactions contemplated thereby, we have assumed that you have all requisite power and authority and have taken all action necessary for you to enter into the Transaction Documents and to effect such transactions contemplated thereby, and we have assumed that each of the Transaction Documents has been duly authorized, executed and delivered by, and constitutes the valid, binding and enforceable obligation of, each of the parties thereto other than SIPEX.

     This opinion is based upon our knowledge of the law and facts as of the date hereof and assumes no event will take place in the future which would affect the opinions set forth herein. We assume no duty to communicate with you with respect to any change in law or facts which comes to our attention hereafter. Any reference to "our knowledge" or to matters "known to us" or "of which we have knowledge," or any variation thereof, shall mean the actual knowledge, but not including any constructive or imputed notice of any information, of attorneys in our firm who worked on the transactions contemplated in the Transactions Documents, without any independent investigation, except for inquiry of officers of SIPEX and Merger Sub.

     Our opinion in paragraph 1 below as to incorporation and existence of SIPEX is based solely on a certificate received from the Secretary of State of the Commonwealth of Massachusetts, and such opinion is limited accordingly and is rendered as of the date of such certificate.

     We are members of the bar of the Commonwealth of Massachusetts and have not made an independent review of the laws of any state or jurisdiction other than those of the Commonwealth of Massachusetts, the Federal securities laws of the United States of America, and the General Corporation Law of the State of Delaware. Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than those of the Commonwealth of Massachusetts, the Federal securities laws of the United States of America, and the General Corporation Law of the State of Delaware.

     To the extent that any of the Transaction Documents or any of the matters covered hereby are governed by the laws of the State of California, we have assumed (with your permission) that the laws of the State of California are identical to the laws of the Commonwealth of Massachusetts. Our opinion is qualified to the extent that: (a) the availability of equitable remedies, including, without limitation, specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and (b) the enforceability of certain terms provided in the Transaction Documents may be limited by (i) applicable bankruptcy, reorganization, arrangement, fraudulent conveyance or transfer, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and (ii) general principles of equity and the discretion of a court in granting equitable remedies (whether enforceability is considered in a proceeding at law or in equity).

     In addition, we express no opinion as to anti-trust laws or regulations, or anti-fraud laws or regulations.

     We did not attend the Closing of the Merger, and our opinion is given on the assumption that all of the Transaction Documents and the other documents delivered at the Closing were executed by all of the parties thereto in the form most recently produced by us or supplied to us.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the following opinion:

     1. SIPEX is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. SIPEX has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted and to execute and deliver the Transaction Documents and to consummate the Merger and the other transactions contemplated by the Transaction Documents.

     2. Each of SIPEX and Merger Sub has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents and, except for the filing of the appropriate Merger Documents with the Secretary of State of California, has taken all necessary corporate action to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents by SIPEX and Merger Sub have been duly authorized by all necessary action of the Board of Directors of SIPEX and Merger Sub. Other than the indemnification and contribution provisions of the Registration Rights Agreement (as to which we express no opinion concerning the validity, binding effect or enforceability), the Transaction Documents constitute valid, binding and enforceable obligations of SIPEX and Merger Sub in accordance with their terms.

     3. Neither the execution and delivery of the Transaction Documents by SIPEX and Merger Sub nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise, conflict with, result in a breach of, or constitute a default under, the Charter Documents of SIPEX or Merger Sub or, to our knowledge, any Federal, state or local court or administrative order or process, or any United States Federal law or Commonwealth of Massachusetts statute, law, ordinance, rule or regulation, or the General Corporation Law of the State of Delaware, or, to our knowledge, any contract, agreement or commitment to which SIPEX or Merger Sub is a party, or under which SIPEX or Merger Sub is obligated, or by which SIPEX or Merger Sub or any of the rights, properties or assets of SIPEX or Merger Sub are subject or bound which has been filed with the Securities and Exchange Commission; to our knowledge, result in the creation of any Lien upon, or otherwise adversely affect, any of the rights, properties or assets of SIPEX or Merger Sub; to our knowledge, terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which SIPEX or Merger Sub is a party, or under which SIPEX or Merger Sub is obligated, or by which SIPEX or Merger Sub or any of the rights, properties or assets of SIPEX or Merger Sub are subject or bound which has been filed with the Securities and Exchange Commission; or, to our knowledge, accelerate, postpone, or modify the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which SIPEX or Merger Sub is a party, or under which SIPEX or Merger Sub may be obligated, or by which SIPEX or Merger Sub or any of the rights, properties or assets of SIPEX or Merger Sub are subject or bound which has been filed with the Securities and Exchange Commission, other than any of the foregoing which would not have, individually or in the aggregate, a material adverse effect on the Business Condition of SIPEX or Merger Sub.

     4. To our knowledge, except for (a) the filing of the appropriate Merger Documents with the Secretary of State of California, (b) the filing of appropriate documents with the Nasdaq Stock Market and (c) the filing of a Form D and a Form 8-K with the Securities and Exchange Commission, if applicable, and except for such other consents which if not obtained or made would not have a material adverse effect on the Business Condition of SIPEX or the transactions contemplated by the Reorganization Agreement, no consent, approval or authorization of or registration, declaration or filing with any United States Federal, Delaware or Massachusetts governmental authority is required on the part of SIPEX or Merger Sub in connection with the execution, delivery and performance of the Transaction Documents by SIPEX and Merger Sub.

     5. The Parent Merger Shares to be issued in the Merger deliverable pursuant to the Reorganization Agreement will be, when delivered pursuant thereto, duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive rights or rights of first refusal either under the Business Corporation Law of the Commonwealth of Massachusetts or arising pursuant to any agreement or other instrument known to us to which SIPEX is a party or which is otherwise binding upon SIPEX.

     6. Based upon the representations of SIPEX and the Calogic shareholders, the issuance and delivery of the Parent Merger Shares pursuant to the Reorganization Agreement to the Calogic shareholders do not require registration under the Securities Act or state securities laws.

     The opinions herein expressed are solely for the benefit and information of, and may be relied upon solely by you, and no other person shall be entitled to rely upon the opinions herein expressed. Except with our prior written consent, the opinions herein expressed are not to be used, circulated, quoted or otherwise referred to nor are they to be filed with any governmental agency or any other person. The opinion is rendered solely for purposes of the transactions contemplated by the Reorganization Agreement and may not be relied upon for any other purpose.


                                    Very truly yours,


                                    TESTA, HURWITZ & THIBEAULT, LLP